UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Soliciting Material Under §240.14a-12

Prestige Consumer Healthcare Inc.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BC
Goody's
Summer's Eve
MONISTAT
Hydralyte
Gaviscon
Dramamine
Fleet
thera tears
Clear eyes
Debrox
Compound W
WART REMOVAL SYSTEM
Nix
BOUDREAUX'S BUTT PASTE
DenTek
Chloraseptic
LUDEN'S
LITTLE REMEDIES

Prestige Consumer HEALTHCARE

2023 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

Message from Our Chairman and CEO Ronald M. Lombardi President, Chief Executive Officer and Chairman of the Board

Dear Fellow Stockholder:
I am very pleased to report another year of record results, which included organic growth above our long-term objective for the second year in a row. Our ability to deliver these results against a very dynamic consumer and retail environment is the result of our proven business strategy and the benefits of a diverse portfolio of trusted brands. Executing this strategy is an entire organization that continues to operate at the highest level of excellence thanks to our guiding principles of Leadership, Trust, Change, and Execution.
DELIVERING RESULTS IN 2023*
The Company delivered solid sales growth and profitability in 2023 despite the volatile economic environment, with key fiscal year metrics as follows:
RECORD REVENUE	STRONG ORGANIC GROWTH	RECORD PROFITABILITY	LOWERED LEVERAGE
Record Revenues of $1,127.7 Million up 3.8% vs. Record 2022	3.5% Organic Growth	Adjusted EPS of $4.21, up 3.7% vs. Record 2022	3.3x Leverage at Year-End, Driven By Strong Free Cash Flow of $221.9 Million
We look forward to seeing you at the Annual Meeting.	* Please refer to Appendix A for a reconciliation of non-GAAP Organic Growth, Adjusted EPS and Free Cash Flow to our most directly comparable financial measure presented in accordance with GAAP.
Sincerely,

Ronald M. Lombardi President, Chief Executive Officer and Chairman of the Board

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	1

Notice of Annual Meeting of Stockholders
To Our Stockholders:
The 2023 Annual Meeting of Stockholders of Prestige Consumer Healthcare Inc. will be held:

WHEN:	WHERE:	WHO:
Tuesday, August 1, 2023 10:00 a.m. (Eastern Daylight Time)	At the Company’s offices 660 White Plains Road Tarrytown, New York 10591	Only stockholders of record at the close of business on June 9, 2023 will be entitled to vote at the Annual Meeting.
ITEMS OF BUSINESS
1
Elect the seven directors nominated by the Board of Directors and named in the accompanying Proxy Statement to serve until the 2024 Annual Meeting of Stockholders or until their earlier death, removal or resignation

2	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Consumer Healthcare Inc. for the fiscal year ending March 31, 2024
3	Conduct an advisory vote to approve the compensation of our named executive officers
4	Conduct an advisory vote to approve the preferred frequency of the advisory vote on compensation of our named executive officers
5	Conduct other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof, including proposals to adjourn or postpone the meeting
Accompanying this Notice of Annual Meeting of Stockholders is a Proxy Statement, related proxy card with a postage paid return envelope, and our Annual Report for our fiscal year ended March 31, 2023. The Annual Report contains financial and other information that is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.
By Order of the Board of Directors, William C. P’Pool Senior Vice President, General Counsel & Corporate Secretary June 29, 2023

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD, OR VOTE BY THE INTERNET ACCORDING TO THE INSTRUCTIONS ON YOUR PROXY CARD. A SELF-ADDRESSED POSTAGE PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY SHOULD YOU WISH TO VOTE IN PERSON. YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON PAGE 74 OF THE PROXY STATEMENT.

If you own shares in a brokerage account, your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares. Your broker cannot vote your shares for proposals regarding the election of our directors or approval of the compensation of our named executive officers unless you provide voting instructions to your broker. Therefore, it is very important that you exercise your right as a stockholder and vote on all proposals.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	2

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON AUGUST 1, 2023:
This Proxy Statement, the Proxy Card and the 2023 Annual Report to Stockholders are available at the “investors” tab of www.prestigeconsumerhealthcare.com, our internet website.

You can submit a request for a copy of the Proxy Statement, Annual Report and Form of Proxy for any future stockholder meetings (including the meeting of stockholders to be held on August 1, 2023) to 1-800-831-7105, (Attention: Investor Relations), proxy@prestigebrands.com or the “contact us” tab at www.prestigeconsumerhealthcare.com.

You can also contact us at the phone number, e-mail address and website set forth above to request directions to the location of the Annual Meeting of Stockholders so that you may attend the meeting and vote in person.

Proxy Summary
Proxy Summary
About the Meeting

WHEN:	WHERE:	WHO:
Tuesday, August 1, 2023 10:00 a.m. (Eastern Daylight Time)	At the Company’s offices 660 White Plains Road Tarrytown, New York 10591	Only stockholders of record at the close of business on June 9, 2023 will be entitled to vote at the Annual Meeting.
Voting Matters
PROPOSAL					BOARD’S RECOMMENDATION	SEE PAGE
1	To elect the seven directors nominated by the Board of Directors and named in this Proxy Statement to serve until the 2024 Annual Meeting of Stockholders or until their earlier death, removal or resignation				FOR each director nominee	12
	☐ Ronald M. Lombardi	☐ John E. Byom	☐ Celeste A. Clark	☐ James C. D’Arecca
	☐ Sheila A. Hopkins	☐ Natale S. Ricciardi	☐ Dawn M. Zier
2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Consumer Healthcare Inc. for the fiscal year ending March 31, 2024				FOR	27
3	To vote on a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement				FOR	29
4	To vote to approve the preferred frequency of the advisory vote on compensation of our named executive officers every year, every two years, or every three years				EVERY ONE YEAR	30
How to Vote
STOCKHOLDERS OF RECORD
Have your proxy card with your 11-digit control number available and follow the instructions.
BY INTERNET Visit, 24/7, access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone.
BY MAIL Complete, date and sign your proxy card and send by mail in the enclosed postage-paid envelope
IN PERSON Attend the annual meeting and cast your ballot
The deadline to vote electronically is 11:59 p.m. Eastern Daylight Time on July 31, 2023. If you vote electronically, you do not need to return a proxy card.
BENEFICIAL OWNERS
If your shares are held in “street name,” your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares.
Beneficial owners who hold shares in “street name” and who wish to vote in person at the Annual Meeting must bring a power of attorney or legal proxy from their bank, broker or other nominee.

This Proxy Statement and the proxy card are first being mailed or given to stockholders on or about June 29, 2023.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	4

Proxy Summary
Compensation Highlights
During fiscal 2023 we generated record revenues, which included organic growth above our long-term value creation objective for the second year in a row as well as solid continued earnings performance. Our ability to deliver these results against a very dynamic consumer and retail environment is the result of our proven business strategy and the benefits of a diverse portfolio of trusted brands. Consistent with our long-term strategy, we deployed capital strategically while still reducing net leverage. This record performance and disciplined capital allocation demonstrates that our business strategy and diversified portfolio of consumer healthcare brands gives us the ability to generate outstanding value across economic environments. Below are just a few of the financial highlights of fiscal ‘23 that tie both directly and indirectly into incentive program compensation.
Top Line Trends	■ Revenue of $1,127.7 Million ■ Strong 3.5% organic revenue growth ■ Continued strong growth in International OTC segment, led by Hydralyte®
EPS	■ Adjusted EPS of $4.21 ■ Strong financial profile leading to increased profitability
Free Cash Flow & Allocation	■ Adjusted Free Cash Flow of $221.9 million ■ Further reduced debt to enable capital allocation optionality
Please refer to Appendix A for a reconciliation of non-GAAP Organic Growth, Adjusted EPS, and Adjusted Free Cash Flow to our most directly comparable financial measures presented in accordance with GAAP.

WE PAY FOR PERFORMANCE
We closely link pay and performance through the rigorous goals we set in our incentive programs and the fact that our entire long-term incentive is delivered in equity, which aligns our management team with our stockholders.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	5

Proxy Summary
EXECUTIVE COMPENSATION BEST PRACTICES

No evergreen provision. The Company’s 2020 Long-Term Incentive Plan (“2020 LTIP”) does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2020 LTIP can be automatically replenished.
No repricing of stock options. Without the prior approval of the Company’s stockholders, outstanding stock options cannot be repriced, directly or indirectly, nor may stock options be cancelled in exchanged for stock options with an exercise price that is less than the exercise price of the original stock options. In addition, the Company may not, without the prior approval of stockholders, repurchase an option for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option.
Awards subject to compensation recoupment policy. All awards (and/or any amount received with respect to such awards) under the 2020 LTIP are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law, stock exchange listing requirements, or any recoupment policy of the Company.
Minimum vesting requirements. Awards granted under the 2020 Plan will be subject to a minimum vesting period of one year except for 5% of the pool that is available to grant with shorter vesting.
No dividends on unearned awards. The 2020 LTIP prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

No discounted stock options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
No liberal share recycling provisions. Shares retained by or delivered to the Company to pay the exercise price of a stock option or to satisfy tax withholding obligations in connection with the exercise, vesting or settlement of an award count against the number of shares remaining available under the 2020 LTIP.
No single-trigger change of control vesting. If awards granted under the 2020 LTIP are assumed by the successor entity in connection with a change of control of the Company, such awards will not automatically vest and pay out upon the change of control.
Limitation on non-employee director compensation. The 2020 LTIP provides that, with respect to any one fiscal year, the aggregate compensation that may be granted or awarded to any one non-employee director, including all stock awards and cash payments shall not exceed $600,000,or $900,000 in the case of a non-employee Chairman of the Board or Lead Director.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	6

ENVIRONMENTAL SOCIAL GOVERNANCE (ESG)
ENVIRONMENTAL SOCIAL GOVERNANCE (ESG)

Prestige Consumer Healthcare’s Board of Directors, management and employees all recognize the responsibility that comes with selling trusted consumer healthcare brands, and the importance of integrating corporate sustainability into our operations and culture for the benefit of future generations. We are committed to building environmental sustainability, social responsibility, and effective corporate governance into all aspects of our business. We view this as sound business strategy that drives resiliency and long-term value creation for the benefit of all stakeholders, including our consumers, customers, employees, investors, suppliers, regulators and the communities in which we live and operate.

We developed a roadmap for implementation of our ESG program and retained a third-party sustainability consulting firm to assist us with our planning and materiality assessment. This year we published our inaugural corporate sustainability report which will be available on our website, esg.prestigeconsumerhealthcare.com. Our approach to ESG is based on credible frameworks and standards that create a foundation for identifying material ESG topics, understanding our ESG risks and opportunities, and informing our ESG strategy. We also understand the importance of preparing for market transformations by staying proactive in our strategy and preparing for increased transparency with our stakeholders, along with shifts in regulations, such as the proposed SEC climate risk disclosures.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	7

ENVIRONMENTAL SOCIAL GOVERNANCE (ESG)

We believe environmental stewardship and social responsibility are key tenets that are pivotal to driving long-term, organizational success. Prestige’s ESG strategy includes kickstarting both public disclosures as well as internal development of policies and procedures that will anchor corporate sustainability into all facets of the business. We retained a sustainability consultant to assist us in conducting a materiality assessment.

We believe in sharing our success with the communities in which we operate. We play a pivotal role in ensuring our consumers lead healthier lives by providing options for better health and self-care. We are working with our suppliers to elevate our role in driving appropriate social initiatives. We continue to push for greater inclusivity, workplace safety and transparency.

PURPOSE & VALUES
Our mission is to deliver high-quality consumer health and personal care products that improve and enrich the lives of our consumers. For generations, our trusted brands have helped consumers care for themselves and their loved ones.
OUR COMMITMENT TO OUR FOUR CORE PRINCIPLES
LEADERSHIP	TRUST	CHANGE	EXECUTION
Our Company culture is founded on the principles of Leadership, Trust, Change, and Execution. These principles inspire an inclusive culture that continuously drives our Company towards excellence. The hard work of all our employees and the commitment to these principles enabled us to leverage our business attributes — a leading and time-tested portfolio of brands, a strong financial profile, and consistent cash flows — to deliver strong business achievements in the fiscal year.
OUR BRANDS
We own and market a diverse portfolio of well-recognized consumer brands, some of which were established over 100 years ago. Over time, our brands have developed trust and heritage with consumers that use them, including brands such as Monistat®, Clear Eyes®, BC®, Goody’s®, Summer’s Eve®, TheraTears®, DenTek® and many others.
OUR OPERATIONS AND SUPPLY CHAIN
We are committed to managing our over 100 global suppliers in a responsible manner so that they are aligned with our mission and values. We require each supplier to share the same values our Company embraces and adhere to our Supplier Code of Conduct, which outlines environmental and social responsibilities that are aligned with our mission. This code is a standard communication across all suppliers, which allows us to convey to each our formal expectations around expected business practices. This serves to actively aid our partners in their ability to observe our values and standards.
CODE OF CONDUCT
We have a strict Code of Conduct and Ethics that fosters a work environment that is free from intimidation, harassment and violence. Our team employs a process to investigate and resolve any potential conduct or ethics concern that may violate our mission of diversity and inclusion. We use a third-party reporting service for employees to exercise any such concern with

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	8

ENVIRONMENTAL SOCIAL GOVERNANCE (ESG)
anonymity and confidentiality. Raising a concern honestly or participating in an investigation cannot be the basis for any adverse employment action, including termination, suspension, loss of benefits, threats, harassment or discrimination.
HUMAN CAPITAL MANAGEMENT
Our Company culture is founded on the principles of Leadership, Trust, Change and Execution. Of those principles, Trust is among the most important - Trust in the safety and performance of our products, the integrity of our manufacturing and marketing processes, the character of our people, and the benefit to our consumers and society. We also reward employees who take ownership and embody our principle of Leadership with projects that positively impact our business, community and stakeholders.
We take pride in our culture of diversity, equity & inclusion reflected in the wide range of backgrounds, races, nationalities, personalities, ideas, and talents that make up our organization. We continue to build on our long commitment of equal employment opportunity and anti-discrimination by consciously and proactively promoting inclusion and equity of people with unique cultural and ethnic heritage, color and backgrounds, gender identification and sexual orientation, and other traits. We endeavor to facilitate the acquisition of diverse attitudes, skills and talents particularly for future leadership roles through hiring, workplace practices and employee development. We strive to create and sustain an environment where all employees are heard and inspired to achieve their full potential. We continually review our Company employee demographics to help us adhere to these principles.
SAFETY & HEALTH
We are committed to providing a safe work environment for our employees and require employees to share this commitment by abiding by rigorous safety measures. To enable this and assure that the message of health, safety and well-being are part of our work culture, we conduct regular training programs at our production facility. We seek to comply with all federal, state and/or local occupational safety and health standards and report our safety records in accordance with the Occupational Safety and Health Administration (“OSHA”).

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	9

ENVIRONMENTAL SOCIAL GOVERNANCE (ESG)

Good governance practices are imperative for aligning the interests of individuals, the organization and society. The Board of Directors provides oversite of the Company’s strategy and governance, including ESG.

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Members of the leadership team have ESG objectives built into their annual performance goals.

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Our Board of Directors (the “Board”) has expertise in quality and regulatory, an area of expertise that was identified as an opportunity from ESG reporting agencies.

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All employees are trained on our Code of Conduct and Ethics upon joining the company and annually thereafter.

CORPORATE GOVERNANCE HIGHLIGHTS

Annual Election. All directors stand for election each year.
Attendance at Meetings. Robust attendance requirements for Board and Committee meetings in 2023, all directors attended more than 75% of the meetings of the Board and the Committees on which they served.
All members of each committee are independent.
Annual Board and Committee Self-Evaluations. The Board and each of its committees conducts a self-evaluation of its performance on an annual basis with individual assignment and follow-up for any items identified as a part of continuous improvement efforts.
Regular Executive Sessions. All regularly scheduled Board and committee meetings provide an opportunity for the directors to meet without management present.

Stockholder Rights. Stockholders can act by written consent.
Periodic Review of Key Governance Documents. Annual review of Committee Charters, Corporate Governance Guidelines and Code of Conduct and Ethics.
Robust Compensation Best Practices. Including annual Say on Pay vote, implementation of  “double trigger” change-in-control vesting provisions, provisions for awards that are assumed in connection with a change-in-control, no excise tax reimbursements for change-in-control payments, strict policy of no hedging and limited pledging of common stock by directors and executive officers, clawback policy and stock ownership guidelines.
Robust Code of Conduct and Ethics. Promotes honest and ethical conduct throughout the Company and all employees receive regular online training.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	10

ENVIRONMENTAL SOCIAL GOVERNANCE (ESG)
RISK OVERSIGHT & RISK MANAGEMENT
The Board implements its risk oversight function both as a whole and through its Committees. Throughout the year, the Board, including through executive session, and the Committees to which it has delegated responsibility, conduct risk assessments and discuss identified risks and how to mitigate such risks.
Board of Directors
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Management communicates routinely with the Board and its Committees, including through the Lead Independent Director, on significant risks and how they are being managed, and directors are free to communicate directly with senior management.

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The Board reviews risks to the Company strategy and operations.

Audit & Finance Committee Oversight Responsibilities	Compensation & Talent Committee Oversight Responsibilities	Nominating & Corporate Governance Committee Oversight Responsibilities

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Overall risk exposures and enterprise risk management process;

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Risks related to financial statements and the financial reporting process;

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Accounting, legal, ethics and compliance matters;

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Internal audit and the risk control organization including any significant changes to corporate risk control policies;

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Risks related to information technology systems, privacy and cyber security management (including annual review of the structure and sufficiency of cyber security mitigation efforts including cyber risk insurance);

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Financial risk related to ESG matters; and

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Risks related to liquidity and capital allocation.

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Risks associated with the Company’s compensation philosophy and programs;

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Engages an independent consultant to support in reviewing compensation programs and policies to encourage appropriate risk taking;

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Talent acquisition and retention risks; and

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Human capital management and issues related to diversity, equity, inclusion and belonging.

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Risks related to corporate governance, including the Corporate Governance Guidelines;

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Along with the Audit and Finance Committee, the Company’s Code of Conduct and Ethics;

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Corporate responsibility, sustainability and ESG related risks and opportunities; and

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Succession planning for the Board and CEO.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	11

Proposal One: Election of Directors
Proposal One: Election of Directors
What is the structure of the Board of Directors?
The number of directors on the Board of Directors is fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Currently, the Board of Directors is fixed at seven directors. Six of the seven directors are considered independent. Ronald M. Lombardi serves as Chairman of the Board, and John E. Byom currently serves as the Lead Independent Director. The Board of Directors currently has three standing committees: Audit and Finance Committee, Compensation and Talent Management Committee and Nominating and Corporate Governance Committee. Six members of the Board of Directors are standing for re-election to hold office until the 2024 Annual Meeting of Stockholders. One new nominee for director, James C. D’Arecca, is also standing for election to the Board of Directors to hold office until the 2024 Annual Meeting of Stockholders.
BOARD STRUCTURE AND COMPOSITION

Annual Election of Directors. All directors stand for election on an annual basis.
Majority Voting Uncontested Director Elections. Any director nominee must resign if they do not receive an affirmative vote of a majority of votes cast in an uncontested election The Board will then determine whether to accept the resignation and disclose any decision not to accept the resignation.
Director Independence. 6 out of 7 director nominees are independent (All directors are independent other than the CEO; fully independent Audit and Finance Committee, Compensation and Talent Management Committee and Nominating and Corporate Governance Committee).

Independent Board Leadership. Our Board of Directors maintains a Lead Independent Director who meets regularly with our independent members in executive session.
Board Refreshment. 50% of our independent Board nominees have joined in the last 3 years and have expanded the Board’s scope of experience.
Financial Literacy for Audit Committee. Three current Audit and Finance Committee members are “audit committee financial experts” under Securities and Exchange Commission rules.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	12

Proposal One: Election of Directors
How are nominees evaluated; what are the minimum qualifications?
We believe that our directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and demonstrated leadership skills. We also endeavor to have a Board of Directors representing a range of experiences in areas that are relevant to the Company’s business activities.
Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important considering the Company’s business and structure. The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nominations are included in their individual biographies.

Leadership Experience. We believe that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, chief financial officers and other senior executives provide the Company with valuable insights and strategic thinking. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

Finance Experience. We believe that an understanding of finance and the financial reporting process is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to our success and developing stockholders’ confidence in our reporting processes under the Sarbanes-Oxley Act of 2002. We expect all of our directors to be financially literate.

Consumer Products Experience. As a marketer and distributor of brand name personal healthcare products throughout the U.S. and Canada, Australia, and in certain other international markets, we seek directors with experience as executives managing consumer products businesses.

Marketing Experience. The Company seeks to grow organically by identifying and developing opportunities for expanding distribution of its existing product offerings through traditional and digital marketing, while also developing and launching new products to sell into the market.

Environmental, Social & Governance. As a global corporate citizen, we believe that sustainable operations are both financially and operationally beneficial to our business, and critical to the health of our employees and the communities in which we operate. We seek directors with experience in building strong environmental, labor, health & safety and ethical practices.

Supply Chain Experience. The Company relies on third party manufacturers and its manufacturing facility in Lynchburg, Virginia to fulfill its manufacturing needs. As a result, we seek to have directors with experience in supply chain management, and compliance with the various regulations that govern the manufacture, packaging, labeling, distribution, and importation of our products.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	13

Proposal One: Election of Directors
Who are the nominees this year?
We have seven nominees for the Board of Directors, six of whom serve on our current Board of Directors and one new nominee. One of our current directors, Mr. Christopher J. Coughlin has decided to not stand for re-election to the Board of Directors when his term expires at this year’s Annual Meeting. We thank Mr.Coughlin for his years of service and substantial contributions to the Board, the Company and our stockholders. If elected, each nominee would hold office until the 2024 Annual Meeting of Stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, removal or resignation. These nominees, their ages at the date of this Proxy Statement and the year in which they first became directors are set forth in the table below. The Board of Directors has affirmatively determined that each of the nominees, other than Mr. Lombardi, is independent from the Company and its management under the NYSE’s independence standards. Mr. D’Arecca, our new nominee for the Board of Directors, was recommended by a non-management director and our recruiting firm.
NAME AGE DIRECTOR SINCE	PRIMARY (OR FORMER) OCCUPATION	INDEPENDENCE	COMMITTEE ASSIGNMENTS
Ronald M. Lombardi 59 June 2015	Chairman of the Board, President and Chief Executive Officer, Prestige Consumer Healthcare Inc.
John E. Byom 69 January 2006	(Former) Chief Executive Officer of Classic Provisions Inc. and Chief Financial Officer of International Multifoods Corporation.		Audit & Finance, Compensation & Talent Management
Celeste A. Clark 70 February 2021	(Former) Senior Vice President, Global Policy and External Affairs and Chief Sustainability Officer of Kellogg Company.		Compensation & Talent Management, Nominating & Corporate Governance (Chair)
James C. D’Arecca 52 Nominee	Executive Vice President, Chief Financial Officer of Haemonetics Corporation		Proposed: Audit & Finance (Chair), Nominating & Corporate Governance ■ If elected
Sheila A. Hopkins 67 August 2015	Interim Chief Executive Officer of Cutera, Inc; (Former) President, Global Vision Care and Executive Vice President of Bausch + Lomb.		Audit & Finance, Nominating & Corporate Governance
Natale S. Ricciardi 74 May 2016	(Former) President, Pfizer Global Manufacturing and Senior Vice President of Pfizer Inc.		Compensation & Talent Management, Nominating & Corporate Governance
Dawn M. Zier 58 May 2020	(Former) President and CEO of Nutrisystem.		Audit & Finance, Compensation & Talent Management (Chair)
The Board is committed to an ongoing refreshment process and continually evaluates the composition of the Board to ensure that it has a strong balance of skills, experience, perspective and rigorous oversight through independent judgment.
If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have voted “Withhold” with respect to the original nominee.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	14

Proposal One: Election of Directors
DIRECTOR SKILLS MATRIX
We endeavor to have a Board of Directors representing a range of experiences in areas that are relevant to the Company’s business activities. Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important considering the Company’s business and structure.
	BYOM	CLARK	D’ARECCA	HOPKINS	LOMBARDI	RICCIARDI	ZIER	TOTAL EXPERIENCE
								SOME KNOWLEDGE	DEEP KNOWLEDGE
Leadership Experience
Finance Experience
Consumer Products Experience
Marketing Experience
Environmental, Social & Governance
Supply Chain Experience
Deep Knowledge or Experience	Some Knowledge or Experience
DIRECTOR DIVERSITY AND TENURE CHARTS
Below is a snapshot of our Board.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	15

Proposal One: Election of Directors
What are the backgrounds and qualifications of the Company’s nominees?
John E. Byom Director

CAREER HIGHLIGHTS:
John E. Byom has served as a director since January 2006. Mr. Byom was Chief Executive Officer of Classic Provisions Inc., a specialty foods distribution company, from October 2007 until the business was sold and he retired in June 2019. Mr. Byom was previously the Chief Financial Officer of International Multifoods Corporation. He left International Multifoods Corporation in March 2005 after 26 years, including four years as Vice President Finance and Chief Financial Officer from March 2000 to June 2004. After the sale of International Multifoods Corporation to The J.M. Smucker Company in June 2004, Mr. Byom was President of Multifoods Foodservice and Bakery Products. Prior to his time as Chief Financial Officer and as President of Multifoods Foodservice and Bakery Products, Mr. Byom was President of U.S. Manufacturing from July 1999 to March 2000, and Vice President Finance and IT for the North American Foods Division from 1993 to 1999. Prior to 1993, he held various positions in finance and was an internal auditor for International Multifoods Corporation from 1979 to 1981. Mr. Byom previously served on the board of MGP Ingredients Inc. Mr. Byom earned his B.A. in Accounting from Luther College.

DIRECTOR QUALIFICATIONS:

Celeste A. Clark, Ph.D. Director

CAREER HIGHLIGHTS:
Celeste A. Clark, Ph.D. has served as a director since February 2021. Dr. Clark has been the principal of Abraham Clark Consulting, LLC, a consulting firm, since November 2011 and consults on nutrition and health policy, regulatory affairs and leadership development. Dr. Clark is also an adjunct professor in the Department of Food Science and Human Nutrition at Michigan State University since January 2012. She previously served as Senior Vice President, Global Policy and External Affairs of Kellogg Company, a food manufacturing company, and was the Chief Sustainability Officer until she retired in 2011. She was a member of the Global Executive Management Team and had an accomplished career spanning nearly 35 years at Kellogg Company in which time, she was responsible for the development and implementation of global health, nutrition and regulatory science initiatives. In addition, she led global corporate communications, public affairs, philanthropy and several administrative functions. Dr. Clark serves on the boards of The Hain Celestial Group, Inc. (organic and natural products) where she chairs the Compensation Committee, Wells Fargo & Company (financial services) where she chairs the Corporate Responsibility Committee and Darling Ingredients Inc. (sustainable products and renewable energy). She also serves as a trustee of the W.K. Kellogg Foundation. Dr. Clark previously served on the boards of Mead Johnson Nutrition Company, Diamond Foods, Inc., AdvancePierre Foods Holdings, Inc., and Omega Protein Corporation. Dr. Clark received her Ph.D. from Michigan State University in Food Science and Nutrition and in 2021, she was bestowed an honorary Ph.D. in Humanities. She brings significant industry experience in various nutrition, consumer productions, public policy, risk management, governance, sustainability and ESG matters to the Board.

DIRECTOR QUALIFICATIONS:

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	16

Proposal One: Election of Directors
James C. D’Arecca Director Nominee

CAREER HIGHLIGHTS:
James C. D’Arecca has been nominated by the Board to stand for election to the Board at the 2023 Annual Meeting of Stockholders. Mr. D’Arecca is Executive Vice President, Chief Financial Officer of Haemonetics Corporation, a medical technology company, since April 2022 to present. Mr. D’Arecca previously served as Chief Financial Officer of TherapeuticsMD, Inc., a women’s healthcare company, from June 2020 to April 2022. Prior to joining Therapeutics MD, Inc., Mr. D’Arecca served as the Senior Vice President and Chief Accounting Officer of Allergen plc (formerly known as Actavis plc), a global pharmaceutical company, from August 2013 until its merger with AbbVie Inc. in May 2020. Mr. D’Arecca served as Chief Accounting Officer at Bausch & Lomb prior to joining Actavis plc and earlier in his career held finance and business development positions of increasing responsibility at Merck & Co., Inc. and Schering-Plough Corporation. Mr. D’Arecca began his career at PricewaterhouseCoopers LLP from 1992 to 2005, where he had an industry focus on pharmaceuticals, medical devices, and consumer products. Mr. D’Arecca earned a Bachelor of Science in Accounting from Rutgers University and a Master of Business Administration from Columbia University. He is a Certified Public Accountant.

DIRECTOR QUALIFICATIONS:

Sheila A. Hopkins Director

CAREER HIGHLIGHTS:
Sheila A. Hopkins has served as a director since August 2015. Ms. Hopkins is the Interim Chief Executive Officer of Cutera, Inc., an energy based and aesthetic devices company, since April 2023 to present. Previously she served as President, Global Vision Care and Executive Vice President of Bausch + Lomb, a healthcare company, from September 2011 until her retirement in August 2013. From September 1997 to August 2011, Ms. Hopkins worked at Colgate-Palmolive, a leading consumer products company, where she held several senior executive positions including Vice President and General Manager, Personal Care, Vice President, Global Business Development and Vice President and General Manager, Professional Oral Care. Prior to that, she held significant marketing and sales positions at Procter & Gamble, American Cyanamid and Tambrands. Ms. Hopkins serves on the board of Cutera, Inc. (energy based and aesthetic devices). Ms. Hopkins previously served on the board of Warnaco Inc. She has also served on the Board of the Consumer Healthcare Products Association. Ms. Hopkins earned a B.A. in History from Wellesley College

DIRECTOR QUALIFICATIONS:

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	17

Proposal One: Election of Directors
Ronald M. Lombardi Chairman of the Board, President and Chief Executive Officer

CAREER HIGHLIGHTS:
Ronald M. Lombardi was elected Chairman of the Board in May 2017 and has served as a director and as President and Chief Executive Officer of the Company since June 2015. He served as Chief Financial Officer of the Company from December 2010 until November 2015. Prior to joining the Company, from October 2010 to December 2010, Mr. Lombardi was employed by Medtech Group Holdings, a components and contract medical device manufacturer, as Chief Financial Officer. From October 2009 to October 2010, Mr. Lombardi served as the Chief Financial Officer of Waterbury International Holdings, a specialty chemical and pest control business. Mr. Lombardi was employed by Cannondale Sports Group, a sporting goods and apparel manufacturing company, as Chief Operating Officer from August 2008 to October 2009 and as Senior Vice President and Chief Financial Officer from March 2004 to August 2008. From 2000 to 2004, Mr. Lombardi served in various roles at Gerber Scientific Inc., including Vice President and Chief Financial Officer of Gerber Scientific Inc.’s Gerber Coburn Optical Division and Director of Financial Planning and Analysis of Gerber Scientific Inc. Mr. Lombardi was also previously employed by Emerson Electric, Scovill Fasteners, Inc. and Go/Dan Industries. Mr. Lombardi serves on the board of ACCO Brands Corporation (consumer and business products), where he chairs the Audit Committee. Mr. Lombardi received a B.S. from Springfield College and an M.B.A. from American International College and has been a licensed CPA.

DIRECTOR QUALIFICATIONS:

Natale S. Ricciardi Director

CAREER HIGHLIGHTS:
Natale S. Ricciardi has served as a director since May 2016. Mr. Ricciardi developed a year career at Pfizer Inc., a biopharmaceutical company, retiring in 2011 as a member of the Pfizer Executive Leadership Team. While holding the positions of President, Pfizer Global Manufacturing and Senior Vice President of Pfizer Inc. from 2004 until 2011, Mr. Ricciardi was directly responsible for all of Pfizer’s internal and external supply and manufacturing organization, a global enterprise that grew to more than 100 manufacturing facilities supplying small and large molecule pharmaceuticals, vaccines, consumer, nutrition and animal health products. Previously, from 1999 to 2004, he had oversight for Pfizer’s U.S. manufacturing operations and from 1995 to 1999 was Vice President of Manufacturing for Pfizer’s Animal Health Group. Mr. Ricciardi serves on the board of Rapid Micro Biosystems, Inc. (commercial stage automation and rapid detection of microbial contamination in manufacturing operations). He recently retired from the board of Dynavax Technologies Corporation (commercial stage biopharmaceutical). He also sits on the Strategic Advisory Board of HealthCare Royalty Partners, an investment company. Mr. Ricciardi earned a degree in Chemical Engineering from The City College of New York and an MBA in Finance and International Business from Fordham University.

DIRECTOR QUALIFICATIONS:

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	18

Proposal One: Election of Directors
Dawn M. Zier Director

CAREER HIGHLIGHTS:
Dawn M. Zier has served as a director since May 2020. Since February 2020, Ms. Zier has been the principal of Aurora Business Consulting, LLC and advises public and private companies on business transformation, digital/marketing acceleration, and high-performance teams. Ms. Zier was formerly the President and CEO and a director of Nutrisystem, an innovative provider of weight loss programs and digital tools, from November 2012 until its March 2019 acquisition by Tivity Health, Inc., a leading provider of fitness and social engagement solutions. Ms. Zier then joined Tivity Health serving as President and Chief Operating Officer and a member of its Board of Directors, to help with the integration efforts through December 2019. Prior to November 2012 she served in a variety of executive positions at Reader’s Digest Association, a global media and data marketing company, including President of International from 2011-2012, President of Europe from 2009-2011, and President of Global Consumer Marketing from 2008-2009. Ms. Zier serves as Chair of the Board of The Hain Celestial Group, Inc. (organic and natural products). She also serves on the board of Spirit Airlines, Inc. (air travel), where she chairs the Nominating and Corporate Governance Committee. Ms. Zier previously served on the board of Purple Innovation Inc. and on the boards for multiple marketing and media entities, including the Data and Marketing Association’s (DMA) board from 2008 to 2015, where she was a voting director and on the executive committee. Ms. Zier earned her MBA and Master of Engineering from the Massachusetts Institute of Technology. Ms. Zier received her Corporate Director Certification from Harvard Business School in 2020 and was recognized as a Director 100 by the National Association of Corporate Directors in 2022.

DIRECTOR QUALIFICATIONS:

How are the Company’s directors compensated?
The Compensation and Talent Management Committee retains Compensation Advisory Partners LLC (“CAP”) to perform a full review of director compensation against the Company’s peer group every other year. CAP most recently performed a full review against the peer group in August 2021. In consideration of the advice and recommendations from CAP, the Compensation and Talent Management Committee recommended, and the Board approved the compensation program for directors which became effective as of August 1, 2021. CAP is expected to complete a full review of director compensation against the Company’s peer group in July 2023. Under the director compensation program, each of our directors other than Mr. Lombardi receives the following cash and equity compensation for their services as a director:
■
annual grant of restricted stock units valued at $150,000, awarded on the date of the election of each director at the Annual Meeting of Stockholders, which restricted stock units vest one-year after the date of grant so long as membership on the Board of Directors continues through the vesting date, with settlement in common stock to occur at each recipient’s prior election either upon vesting or on the earliest of the director’s death, disability or the date on which the director’s board membership ceases for reasons other than death or disability;

■
one-time grant of restricted stock units valued at $150,000, pro-rated for service provided between the date he or she first becomes a director and the next Annual Meeting of Stockholders, which restricted stock units are awarded on the date of commencement of Board service and vest one year after the date of grant so long as membership on the Board of Directors continues through the vesting date, with settlement in common stock to occur at each recipient’s prior election, either upon vesting or on the earliest of the director’s death, disability or the date on which the director’s board membership ceases for reasons other than death or disability; and

■
$90,000 annual cash retainer fee paid in equal quarterly installments.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	19

Proposal One: Election of Directors
The Chairman of each of our standing Committees and our Lead Independent Director receive the additional fees set forth in the following table for their services in their respective capacities:
POSITION	2023 ANNUAL FEE($)	INCREASE
• Chairman of the Audit and Finance Committee	20,000	-0-
• Chairman of the Compensation and Talent Management Committee	17,500	-0-
• Chairman of the Nominating and Corporate Governance Committee	15,000	-0-
• Lead Independent Director	30,000	-0-
No meeting fees are payable to directors. Our directors are reimbursed for out-of-pocket expenses incurred in connection with Board of Directors and/or Committee participation.
Please see the Director Compensation table later in this Proxy Statement for information regarding the compensation paid to our directors during 2023.
Is there a limit on the number of shares that may be granted to non-employee directors?
Pursuant to the terms of the Company’s 2020 Long-Term Incentive Plan, which our stockholders approved in August 2020, with respect to any one fiscal year, the aggregate compensation that may be granted or awarded to any one non-employee director, including all stock awards and cash payments (including meeting fees and retainers), may not exceed $600,000, or $900,000 in the case of a non-employee Chairman of the Board or Lead Director.
Are non-employee directors required to own a minimum amount of the Company’s common stock?
Yes. The Board of Directors adopted Stock Ownership Guidelines for the directors and executive officers of the Company to align their interests with the Company’s stockholders. Each director is expected to be fully compliant with the guidelines by the date of the first Annual Meeting of Stockholders following the fifth anniversary of the date of election to the Board. Each director must maintain ownership of shares equal or greater than five (5) times the amount of their annual cash retainer, currently $450,000 (5 X $90,000 retainer). All directors are in compliance with these requirements.
Are there any family relationships between the Company’s directors and executive officers?
There are no family relationships between or among any of our directors and executive officers.
How many votes are needed to elect directors?
The affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting of Stockholders is necessary for the election of directors. This means that the seven director nominees with the most “For” votes will be elected. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees.
What does the Board of Directors recommend?

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	20

Governance of the Company
Governance of the Company
What is Corporate Governance and how does the Company implement it?
Corporate governance is a set of guidelines and policies established by the Company to ensure that our directors and all employees conduct the Company’s business in a legal, impartial and ethical manner. Your Board has a strong commitment to sound and effective corporate governance practices. The Company’s management and the Board have reviewed and continue to monitor our corporate governance practices considering Delaware law, U.S. federal securities laws, the listing requirements of the NYSE and best practices.
What documents establish and implement the Company’s Corporate Governance practices?
The Code of Conduct and Ethics, the Code of Ethics for Senior Financial Employees (which is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions), the Corporate Governance Guidelines, and the Charters of our Audit and Finance, Compensation and Talent Management and Nominating and Corporate Governance Committees were adopted by the Company for the purpose of transparency in our governance practices, as well as promoting honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company with the Securities and Exchange Commission (the “SEC”), and compliance with all applicable rules and regulations that apply to the Company and its officers, employees and directors.

■ Code of Conduct and Ethics	■ Code of Ethics for Senior Financial Employees

■ Charters of our Audit and Finance, Compensation and Talent Management and Nominating and Corporate Governance Committees	■ Corporate Governance Guidelines
The documents described above may be accessed at the “Investors” tab of www.prestigeconsumerhealthcare.com, our Internet website. In addition, you may request, without charge, a copy of the foregoing documents by submitting a written request for any of these materials to: Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary.
ON OUR CORPORATE WEBSITE	BY WRITING TO
www.prestigeconsumerhealthcare.com	Prestige Consumer Healthcare Inc. Attention: Corporate Secretary 660 White Plains Road Tarrytown, New York 10591
Does the Company have a policy regarding directors who do not receive a majority of votes “for” their election in an uncontested election?
Yes. Under such circumstances, the director will promptly tender his or her resignation. The Nominating and Corporate Governance Committee, without the participation of the director who tendered his or her resignation, will then take action to accept or reject the director’s resignation and submit its recommendation to the full Board of Directors. The full Board of Directors, without the participation of the director who tendered his or her resignation, will accept or reject the resignation and, if it chooses not to accept the resignation, will disclose its decision in a Form 8-K or similar filing with the SEC.
How often did the Board of Directors meet in 2023?

The Board of Directors held six meetings during fiscal 2023. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he or she serves. The Board of Directors expects that its members will attend the 2023 Annual Meeting of Stockholders either in person, by videoconference or by telephone. All our directors attended the 2022 Annual Meeting of Stockholders.
≥75% ATTENDANCE Each of our directors attended 75% or more of the total number of meetings of the Board of Directors and those Committees on which he or she served during the last fiscal year.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	21

Governance of the Company
Does the Company have a Chairman of the Board?
Yes. The Board of Directors originally appointed Mr. Lombardi as the Chairman of the Board in May of 2017.
John E. Byom currently serves as Lead Independent Director. The Board of Directors considered the structure of its leadership and determined that, based on experience and efficiency, it would strengthen the Company’s ability to meet its strategic vision and create shareholder value by appointing Mr. Lombardi to the combined role of CEO and Chairman. The Board appointed Mr. Byom as its independent and non-executive Lead Independent Director to help ensure the independent directors continue to provide effective oversight of Company management and key issues related to strategy, risk and integrity.
What are the responsibilities of the Lead Independent Director?
The Lead Independent Director acts in a leadership capacity with respect to the Board of Directors and consults with the Chairman of the Board between meetings of the Board of Directors. The Lead Independent has a strong role and significant governance duties, including approval of Board agendas and chairing executive sessions of independent directors.
What Committees have been established by the Board of Directors?
The Board of Directors currently has three standing committees:
■
the Audit and Finance Committee;

■
the Compensation and Talent Management Committee; and

■
the Nominating and Corporate Governance Committee.

100%	As required by the NYSE, all members of the Audit and Finance, Compensation and Talent Management and Nominating and Corporate Governance Committees are independent directors.
The following table sets forth the current membership of the Company’s standing committees:
AUDIT AND FINANCE
■ Christopher J. Coughlin (Chair)
■ John E. Byom
■ Sheila A. Hopkins
■ Dawn M. Zier
COMPENSATION & TALENT MANAGEMENT
■ Dawn M. Zier (Chair)
■ John E. Byom
■ Celeste A. Clark
■ Natale S. Ricciardi
NOMINATING & CORPORATE GOVERNANCE
■ Celeste A. Clark (Chair)
■ Christopher J. Coughlin
■ Sheila A. Hopkins
■ Natale S. Ricciardi

Who are the Company’s independent directors?
In accordance with the NYSE’s listing requirements, the Board of Directors has evaluated, for each of the directors and director nominees, his or her independence from the Company and its management. In its evaluation, the Board of Directors reviewed whether any transactions or relationships exist currently, or existed during the past three years, between each director or nominee and the Company or its subsidiaries, affiliates or independent auditors. The Board of Directors also examined whether there were any transactions or relationships between each director or nominee and members of the senior management of the Company or their affiliates. Based on this review and the NYSE’s definition of  “independence,” the Board of Directors has determined that a majority of the Board of Directors is “independent.” The independent directors currently are Mses. Clark, Hopkins and Zier and Messrs. Byom, Coughlin, and Ricciardi. The Board’s new nominee, Mr. D’Arecca has also been determined to be independent based on these standards. Based on the NYSE’s listing requirements, the Board of Directors has also determined that each of the members of our Compensation and Talent Management Committee is “independent”. The Board of Directors has also determined that each of the members of our Audit and Finance Committee is “independent” for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NYSE’s listing requirements. The Board of Directors also determined that Ms. Zier and Messrs. Byom, Coughlin and D’Arecca, are financially literate as that qualification is interpreted by the Board and the NYSE and each is an “audit committee financial expert” as that term is defined by SEC regulations.
Does the Board of Directors evaluate itself and its committees?
Yes. Every year, the Board of Directors and its Committees complete a self-evaluation of their performance and engage in discussion regarding the results. In the event the Board of Directors or its Committees determine that modifications to their

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	22

Governance of the Company
practices are required, those changes may be implemented through amendments to the Company’s corporate governance practices and the documents through which such practices are effectuated.
How can I communicate with the Board of Directors?
We want to hear from you
Stockholders and other interested parties may send communications to the Board of Directors or any Committee thereof or any individual director by writing to the Board of Directors, such
Committee or such individual director at Prestige Consumer Healthcare Inc., 660 White Plains
Road, Tarrytown, New York 10591, Attention: Corporate Secretary. The Corporate Secretary
will distribute all stockholder and other interested party communications to the intended recipients and/or to the entire Board of Directors, as appropriate.

What are the Company’s Complaint Procedures?
Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit and Finance Committee at Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.”
Alternatively, complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by our employees confidentially and anonymously by contacting the Company’s Integrity Hotline. The Integrity Hotline is an independent third party that the Company has retained to receive anonymous complaints from the Company’s employees.
What are the responsibilities of the Audit and Finance Committee?
AUDIT AND FINANCE COMMITTEE		MEETINGS IN 2023: 4
CHRISTOPHER J. COUGHLIN (CHAIR)	JOHN E. BYOM	SHEILA A. HOPKINS	DAWN M. ZIER
PRIMARY RESPONSIBILITIES

The Audit and Finance Committee is responsible for, among other things:
■
the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit opinion on our annual financial statements;

■
reviewing the independence of the independent registered public accounting firm and taking, or recommending that the Board of Directors take, appropriate action to oversee their independence;

■
approving, in advance, all audit and non-audit services to be performed by the independent registered public accounting firm;

■
overseeing our accounting and financial reporting processes and the audits of our financial statements;

■
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

■
engaging independent counsel and other advisers as the Audit and Finance Committee deems necessary;

■
determining compensation of advisors hired by the Audit and Finance Committee and ordinary administrative expenses;

■
providing advice and counsel to management on financial strategy, capital structure and capital allocation;

■
reviewing and assessing the adequacy of the Audit and Finance Committee’s formal written charter on an annual basis;

■
reviewing policies for risk assessment and risk management including meeting with management at least annually to review the Company’s strategic, enterprise and cybersecurity risk exposures, concentrations and mitigation measures undertaken by management to monitor and control those exposures;

■
oversight of the impact of new and proposed ESG disclosure laws and regulatory requirements, filings, controls and procedures; and

■
handling such other matters as are specifically delegated to the Audit and Finance Committee by the Board of Directors from time to time.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	23

Governance of the Company
The Board of Directors adopted a written charter for our Audit and Finance Committee, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Corporate Secretary. PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm. The Audit and Finance Committee met four times during 2023.
What are the responsibilities of the Compensation and Talent Management Committee?
COMPENSATION & TALENT MANAGEMENT COMMITTEE		MEETINGS IN 2023: 5
DAWN M. ZIER (CHAIR)	JOHN E. BYOM	CELESTE A. CLARK	NATALE S. RICCIARDI
PRIMARY RESPONSIBILITIES

The Compensation and Talent Management Committee is responsible for, among other things:
■
determining the compensation and benefits of all our executive officers;

■
recommending to the Board of Directors the compensation for non-employee directors;

■
reviewing our compensation and benefit plans to ensure that they meet corporate objectives, as well as evaluating the risk associated with the compensation and benefit plans;

■
administering our stock plans and other incentive compensation plans;

■
reviewing succession planning for senior management and along with the Nominating and Corporate Governance Committee, for the CEO;

■
oversight of the development, implementation, and effectiveness of the Company’s policies and strategies related to its human capital management, including matters related to diversity, equality, and inclusion, and talent management; and

■
handling such other matters as are specifically delegated to the Compensation and Talent Management Committee by the Board of Directors from time to time.

The Board of Directors adopted a written charter for our Compensation and Talent Management Committee, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Corporate Secretary. Pursuant to the charter, the Compensation and Talent Management Committee may delegate its authority and duties to one or more subcommittees, individual members of the Compensation and Talent Management Committee, other members of the Board or management, as it deems appropriate, in accordance with applicable laws and regulations. In addition, the Compensation and Talent Management Committee may, in its sole discretion and at the Company’s expense, retain and terminate such independent consultants or experts as it deems necessary or appropriate in the performance of its duties.
The Compensation and Talent Management Committee met five times during 2023.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	24

Governance of the Company
What are the responsibilities of the Nominating and Corporate Governance Committee?
NOMINATING & CORPORATE GOVERNANCE COMMITTEE		MEETINGS IN 2023: 5
CELESTE A. CLARK (CHAIR)	CHRISTOPHER J. COUGHLIN	SHEILA A. HOPKINS	NATALE S. RICCIARDI
PRIMARY RESPONSIBILITIES

The Nominating and Corporate Governance Committee is responsible for, among other things:
■
selecting, and recommending to the Board of Directors for selection, nominees for election to the Board of Directors;

■ reviewing succession planning and refreshment for the Board; ■ succession planning for the CEO together with the Compensation and Talent Management Committee for the CEO;

■
making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its Committees;

■
monitoring our performance under our principles of corporate governance;

■
monitoring risks related to its areas of corporate responsibility and governance, including, along with the Audit Committee, the Company’s Code of Conduct and Ethics;

■
oversight of the Company’s responsibilities as a corporate citizen pertaining to corporate social responsibility and global sustainability including environmental, social and corporate governance policies and practices, responsible sourcing, community impact and corporate reputation; and

■
handling such other matters as are specifically delegated to the Nominating and Corporate Governance Committee by the Board of Directors from time to time.

The Board of Directors adopted a written charter for our Nominating and Corporate Governance Committee, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes such a request in writing to the Company’s Corporate Secretary. The Nominating and Corporate Governance Committee met five times during 2023.
The Nominating and Corporate Governance Committee will consider as potential director nominees any individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected.
Stockholders who themselves want to nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating and Corporate Governance Committee for its consideration, are required to comply with the advance notice and other requirements set forth in the Company’s Amended and Restated Bylaws, as amended (the “Amended and Restated Bylaws”), and any applicable requirements of the Exchange Act, including the information required by Rule 14a-19(b) such as a statement that the nominating stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote in the election of directors in support of the nominee. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by officers or directors of the Company or by a stockholder.
The Nominating and Corporate Governance Committee identifies potential candidates for nomination as directors based on recommendations by our executive officers or directors, as well as through professional search firms engaged on a retainer basis. As noted above, the Nominating and Corporate Governance Committee also considers properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee will consider the factors it believes to be appropriate, which would generally include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the interests of our stockholders. Generally, candidates must have the key experience, qualifications and skills, as discussed on page 13 of this Proxy Statement.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	25

Governance of the Company
What role does diversity play in the selection of members of the Board?

In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee considers diversity of age, gender, race, socio-economic and cultural background and professional experience. We believe our Board’s current composition on which three of six independent directors are female (50% of Board), two of whom are Ethnic Minorities (33% of Board), reflects our efforts and commitment to diversity, even though the Board does not have formal diversity requirements.
% OF INDEPENDENT BOARD NOMINEES
The Board believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. The Board believes that diversity is important because the various points of view reflective of our stakeholders contribute to a more effective, engaged Board and better decision-making processes.
Recognized as a gender-balanced Board of Directors, by the 50/50 Women on Boards Gender Diversity Index™ — just 9% of Russell 3000 boards are 50/50 or better.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	26

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Who has the Audit and Finance Committee selected as the Company’s independent accounting firm for fiscal 2024?
The Audit and Finance Committee has reappointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s financial statements and evaluate its systems of internal control over financial reporting for fiscal 2024. However, the Audit and Finance Committee may, in its discretion, decide to engage another independent registered public accounting firm as the Company’s auditor for fiscal 2024.
Is stockholder approval required for the appointment of an independent accounting firm for 2024?
Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit and Finance Committee will reconsider the appointment; however, the Audit and Finance Committee may, in its discretion, still direct the appointment of PricewaterhouseCoopers LLP. Likewise, stockholder ratification of the selection of PricewaterhouseCoopers LLP would not prevent the Audit and Finance Committee, in its discretion, from selecting and engaging another independent registered public accounting firm.
Will representatives of PricewaterhouseCoopers LLP attend the Annual Meeting?
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, either in person or by videoconference or by telephone, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
What fees were paid to our independent registered public accounting firm in 2023 and 2022?
For 2023 and 2022, the following fees were billed by PricewaterhouseCoopers LLP to the Company for the indicated services:
	2023	2022
Audit Fees	1,530,660	$1,751,460
Audit Related Fees	162,349	35,000
Tax Fees	145,201	171,901
All Other Fees	7,207	7,207
Total Independent Accountant’s Fees	1,845,417	$1,965,568
Audit Fees. Consisted of fees billed for professional services rendered for (i) the audit of our consolidated financial statements and internal control over financial reporting; (ii) the review of the interim consolidated financial statements included in quarterly reports; and (iii) the services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit fees for 2022 included additional audit procedures and due diligence work for aquisitions.
Audit-Related Fees. Consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit-related fees for 2023 and 2022 included litigation support.
Tax Fees. Consisted of fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and international tax compliance, customs and duties and tax planning.
All Other Fees. For 2023 and 2022, consisted of fees for licensing software for accounting research.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	27

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Has the Audit and Finance Committee determined PricewaterhouseCoopers LLP’s independence from the Company?
The Audit and Finance Committee has considered the non-audit services provided by PricewaterhouseCoopers LLP and determined that the provision of such services had no effect on PricewaterhouseCoopers LLP’s independence from the Company.
How does the Audit and Finance Committee pre-approve services provided by the independent accounting firm?
The Audit and Finance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit and Finance Committee may also pre-approve particular services on a case-by-case basis. During 2023, all audit and non-audit services were approved in accordance with the Audit and Finance Committee’s pre-approval policy.
How many votes are needed to ratify the appointment of our independent accounting firm for 2024?
Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting of Stockholders and entitled to vote on the proposal.
What does the Board of Directors recommend?

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	28

Proposal Three: Advisory Vote to Approve Named Executive Officer Compensation
Proposal Three: Advisory Vote to Approve Named Executive Officer Compensation
Why are we submitting this matter to you?
We are required by Section 14A of the Exchange Act and by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) to provide our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers (“NEOs”) contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation as described in this Proxy Statement. Our executive compensation program is described in the Compensation Discussion and Analysis (“CD&A”), executive compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 34 of this Proxy Statement, describes the Company’s executive compensation program in detail, and we encourage you to review it.
At the 2017 annual meeting of stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis. The Board of Directors has determined, in line with the recommendation of the Company’s stockholders, to have an annual advisory vote on the compensation of our named executive officers. Accordingly, the next advisory vote on executive compensation will occur at this Annual Meeting of Stockholders.
What are you being asked to vote on?
Stockholders are being asked to vote either for or against the following non-binding resolution:
RESOLVED, that the stockholders of Prestige Consumer Healthcare Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures included in this Proxy Statement.
Is this vote binding?
No. As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation and Talent Management Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation and Talent Management Committee or creating or implying any additional fiduciary duty for the Board. Further, it will not affect any compensation paid or awarded to any executive officer. The Compensation and Talent Management Committee and the Board will, however, take into account the outcome of the vote when considering future executive compensation arrangements.
What vote is required for approval of the Say-on-Pay proposal?
The approval of this non-binding resolution requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal. If this proposal is not approved by the required vote, the Board and the Compensation and Talent Management Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.
What does the Board recommend?

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	29

Proposal Four: Advisory Vote to Determine the Preferred Frequency of the Advisory Votes on Compensation
of our Named Executive Officers
Proposal Four: Advisory Vote to Determine the Preferred Frequency of the Advisory Votes on Compensation of our Named Executive Officers
Why are we submitting this matter to you?
In accordance with the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to hold future advisory votes on the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules. Stockholders have the option of recommending a say-on-pay vote every year, every two years, or every three years or abstaining from making a recommendation.
Consistent with the preference expressed by a majority of our stockholders at our 2017 Annual Meeting of Stockholders, we have provided our stockholders with a non-binding, advisory vote on our executive compensation every year since then. After careful consideration of the advantages and disadvantages of the frequency of the say-on-pay vote, the Board believes that the continuation of an annual say-on-pay advisory vote will provide the most timely feedback from our stockholders on our executive compensation arrangements, plans, programs, and policies as executive compensation disclosures are made annually. The Board and the Compensation & Talent Management Committee value the preferences of our stockholders and will continue to carefully consider the outcome of the stockholder vote when making future decisions regarding the frequency of advisory, non-binding votes on executive compensation.
What are you being asked to vote on?
Stockholders have the option of recommending a say-on-pay vote every year, every two years, or every three years or abstaining from making a recommendation.
Is this vote binding?
No. As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation and Talent Management Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation and Talent Management Committee or creating or implying any additional fiduciary duty for the Board. because this vote is advisory and not binding, the Board may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.
What vote is required for approval of the preferred frequency of Say-on-Pay proposal?
The approval of this non-binding vote requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal. If none of the frequency alternatives are approved by the required vote, the Board and the Compensation and Talent Management Committee will take into account the result of the vote when determining the frequency of future say-on-pay votes.
What does the Board recommend?

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	30

Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 9, 2023 by:
■
each of our named executive officers;

■
each of our directors and nominees for director;

■
all directors and executive officers as a group; and

■
each person or entity known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock.

Unless otherwise indicated, (i) each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his, her or its name; and (ii) the address of each person named in the table below is c/o Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591.
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage(1)
5% or more Stockholders:
BlackRock, Inc.(2)	8,111,381	16.2%
The Vanguard Group(3)	5,499,813	11.0%
Dimensional Fund Advisors LP(4)	3,435,736	6.9%
Directors and Named Executive Officers:
Ronald M. Lombardi(5)	399,963	*
Adel Mekhail(6)	37,813	*
William C. P’Pool(7)	64,658	*
Christine Sacco(8)	110,117	*
Jeffrey Zerillo(9)	51,871	*
John E. Byom	45,508	*
Celeste A. Clark	4,444	*
Christopher J. Coughlin	10,723	*
James C. D’Arecca	0	*
Sheila A. Hopkins	21,037	*
Natale S. Ricciardi	22,308	*
Dawn M. Zier	7,447	*
All directors and executive officers as a group (11 persons)(10)	775,889	1.6%

*
Denotes less than one percent.

(1)
Percent is based on 49,519,309 shares of our common stock outstanding as of June 9, 2023.

(2)
The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 7,863,222 shares and sole dispositive power with respect to 8,111,381 shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 28, 2023.

(3)
The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group has shared voting power with respect to 44,495 shares, sole dispositive power with respect to 5,414,531 shares, and shared dispositive power with respect to 85,282 shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by The Vanguard Group on February 10, 2023.

(4)
The address for Dimensional Fund Advisors LP is, 6300 Bee Cave Road, Building One, Austin, TX 78746. Dimensional Fund Advisors LP has sole voting power with respect to 3,370,777 shares and sole dispositive power with respect to 3,435,736 shares. Dimensional Fund Advisors LP or its subsidiaries serve as investment manager, sub-adviser and/or adviser to certain investment companies, commingled funds, group trusts and separate accounts that own all the reported shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 8, 2023.

(5)
Includes shares of the Company’s common stock underlying options that vested and became exercisable as follows: (i) 10,934 shares on May 12, 2015; (ii) 10,933 shares on each of May 12, 2016 and 2017; (iii) 17,908 shares on each of May 9, 2017 and 2018; (iv) 17,909 shares on May 9, 2019; and (v) 13,129 shares on each of May 8, 2018, 2019, and 2020.

(6)
Includes shares of the Company’s common stock underlying options that vested and became exercisable as follows: (i) 3,849 shares on May 4, 2021; (ii) 3,850 shares on each of May 4,2022 and 2023; (iii) 3,655 shares on May 3, 2022 and 2023; (iv) 4,000 shares on May 13, 2022 and (v) 2,841 shares on May 2, 2023.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	31

Security Ownership of Certain Beneficial Owners and Management
(7)
Includes shares of the Company’s common stock underlying stock options that vested and became exercisable as follows: (i) 4,561 shares on each of November 14, 2017, 2018, and 2019; (ii) 2,111 shares on each of May 8, 2018, 2019, and 2020; (iii) 4,112 shares on each of May 4, 2021, 2022 and 2023;(iv) 3,832 shares on May 3, 2022 and 2023; and (v) 2,731 shares on May 2, 2023.

(8)
Includes shares of the Company’s common stock underlying stock options that vested and became exercisable as follows: (i) 8,262 shares on May 7, 2019; (ii) 8,263 shares on each of May 7, 2020 and 2021; (iii) 8,229 shares on each of May 6, 2020 and 2021; (iv) 8,228 shares on May 6, 2022; (v) 6,868 on each of May 4, 2021, 2022 and 2023; (vi) 7,310 shares on May 3, 2022 and 2023; and (vii) 5,683 shares on May 2, 2023.

(9)
Includes shares of the Company’s common stock underlying stock options that vested and become exercisable as follows: (i) 3,359 shares on each of May 7, 2019 and 2020; (ii) 3,360 shares on May 7, 2021; (iii) 3,354 shares on each of May 6, 2020 and 2021; (iv) 3,355 shares on May 6, 2022; (v) 2,799 shares on May 4, 2021; (vi) 2,800 shares on May 4, 2022 and 2023; (vii) 2,600 shares on May 3, 2022; (viii) 2,601 shares on May 3, 2023; and (ix) 1,838 shares on May 2, 2023.

(10)
Includes 320,319 shares of the Company’s common stock underlying stock options currently exercisable or exercisable within 60 days of June 9, 2023.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	32

Securities Authorized for Issuance Under Equity Compensation Plan
Securities Authorized for Issuance Under Equity Compensation Plan
Equity Compensation Plan Information
The following table sets forth certain information regarding our equity compensation plans as of March 31, 2023.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,824,059(2)	$43.95(3)	2,150,102(4)(5)
Equity compensation plans not approved by security holders	—	—	—
Total	1,824,059	$43.95	2,150,102

(1)
2020 LTIP replaced the 2005 LTIP upon stockholder approval of the 2020 LTIP on August 4, 2020. No further grants will be made under the 2005 LTIP.

(2)
Consists of shares issuable pursuant to the exercise of outstanding stock options and the conversion of outstanding restricted stock units and performance stock unit awards (assuming achievement of maximum performance levels).

(3)
Calculation of the weighted-average exercise price of outstanding awards includes stock options but does not include restricted stock units and performance stock units that convert to shares of common stock for no consideration.

(4)
All such shares may be issued pursuant to grants of full-value stock awards.

(5)
All remaining available securities are from the 2020 LTIP.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	33

Compensation Discussion and Analysis
Compensation Discussion and Analysis
The following section is a discussion and analysis of the compensation policies and decisions made in connection with compensation for our named executive officers listed below:

RONALD M. LOMBARDI	CHRISTINE SACCO	ADEL MEKHAIL	WILLIAM C. P’POOL	JEFFREY ZERILLO
President and Chief Executive Officer	Chief Financial Officer	Executive Vice President, Sales and Marketing	Senior Vice President, General Counsel and Corporate Secretary	Senior Vice President, Operations
Executive Summary
OUR PERFORMANCE DURING 2023
The Company delivered solid sales growth and profitability in 2023 despite the volatile economic environment, with key fiscal year metrics as follows:
Record Revenue	Strong Organic Growth	Record Profitability	Lowered Leverage
Record Revenues of $1,127.7 Million up 3.8% vs. Record Fiscal 2022	3.5% Organic Growth vs. Fiscal 2022	Adjusted EPS of $4.21, up 3.7% vs. Record Fiscal 2022	3.3x Leverage at Year-End, Driven by Strong Free Cash Flow of $221.9 Million
Please refer to Appendix A for a reconciliation of non-GAAP Organic Growth, Adjusted EPS and Free Cash Flow to our most directly comparable financial measures presented in accordance with GAAP.
OUR LONG-TERM STRATEGY CONTINUES TO DELIVER MULTI-YEAR STRONG OPERATING RESULTS
Despite volatility in the macroeconomic environment including significant supply chain challenges and high inflation, we are pleased that our long-term strategy continues to deliver multi-year strong operationing results.
This strategy includes maintaining our financial profile, including strong EBITDA margins and long-term sales growth through our brand-building strategy.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	34

Compensation Discussion and Analysis
Pay and Performance

We believe our programs closely link pay and performance based upon the rigorous goals we set in our incentive programs and the fact that our entire long-term incentive award is delivered in equity, which aligns our management team with our stockholders. The business has performed well over the last year due to the extraordinary efforts of our entire team including our NEOs but did not achieve the aggressive goals set by our Compensation and Talent Management Committee resulting in a lower than target bonus for 2023.
We also set aggressive goals for our performance stock units, which make up 75% of the CEO’s long-term incentive, as demonstrated by the variable payout over previous years. Due largely to the outstanding performance in the recently completed cycle, FY21-23, the payout for the May 2020 performance stock unit awards was 152.3%. The impact of our performance on executive pay is demonstrated by the below chart that compares our CEO’s target compensation over his tenure to the cash paid as well as the value of the equity granted.

* Target equity value reflects, for all awards, the grant date fair value. Realized/realizable value reflects, in the case of:
■ restricted stock units, the value per unvested unit based on the closing price of our common stock on March 31, 2023;	■ performance stock units, the value per unvested unit based on the closing price of our common stock on March 31, 2023, assuming achievement of target performance.
GOALS OF OUR COMPENSATION PROGRAM
Components of Our Compensation Program	Attract, Retain & Motivate	Support Company Objectives	Reinforce Strategy	Maintain Good Governance
Base Salary
Annual Cash Incentive Awards
Long-term Equity Awards

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	35

Compensation Discussion and Analysis
BRIEF SUMMARY OF COMPENSATION PROGRAM
GOALS OF THE PROGRAM:
■ To attract, retain and motivate talented management taking competitors’ compensation practices into account; ■ Reinforce our strategy; and	■ To support achievement of our Company-wide objectives and increase stockholder value; ■ Maintain practices that support good governance.
ANNUAL CASH INCENTIVE AWARDS:

■
Our named executive officers earned their annual cash incentive awards through our Annual Incentive Plan (“AIP”) primarily based on the Company’s achievement of pre-determined performance goals related to net sales (weighted 50%) and Adjusted AIP EBITDA (weighted 50%), as defined later in this Compensation Discussion and Analysis.

■
The Company came within 99% of its net sales target and 98% of its Adjusted EBITDA goals following a record fiscal year 22 and in the very challenging macroeconomic environment.

■
Pursuant to the 2023 AIP, our named executive officers achieved a bonus payout equal to 93.4% of their target bonus based on the financial performance of the Company. Our plan also allows for an individual adjustment, up or down, based on individual performance. While the entire leadership team performed very well in the challenging macroeconomic environment, the Compensation and Talent Management Committee elected to not award additional bonus to the named executive officers based on their individual performance throughout the year.

LONG-TERM INCENTIVE AWARDS

■
The performance-based orientation of our long-term incentive program is reflected in 75% of our CEO’s targeted value of the long-term incentive award allocated to performance stock units, with the remaining 25% delivered in restricted stock units.

■
Our other named executive officers’ targeted value of the long-term incentive award was allocated 33% to performance stock units, 33% to restricted stock units and 33% to stock options. Beginning in 2024, to further align our NEOs with our performance-based long-term incentive program, 60% of the other NEOs long-term incentive will be allocated to performance stock units, with the remaining 40% delivered in restricted stock units. No stock options will be granted to the NEOs.

■
Challenging 3-year goals are set for adjusted cumulative revenue and cumulative EBITDA metrics.

■
The May 2020 performance stock unit grant payout was 152.3% for the three-year performance period, fiscal 2021 through 2023. Consistent with the provisions of the plan, the payout was adjusted to account for non-cash goodwill and intangible asset impairments and to eliminate any benefit in the results from the acquisition of the Akorn Consumer Health products business.

MACROECONOMIC ENVIRONMENT

■
During fiscal 2023 we generated record revenues and earnings even within the backdrop of a highly volatile economic environment with significant supply chain challenges and high inflation. Consistent with our long-term strategy, we continue to reduce net leverage providing enhanced capital allocation optionality for the future. This record performance demonstrates that our business strategy and diversified portfolio of consumer healthcare brands gives us the ability to generate outstanding value across economic environments. No adjustments related to the macroeconomic environment were made to fiscal 2023 results for purposes of compensation decisions.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	36

Compensation Discussion and Analysis
COMPENSATION GOVERNANCE HIGHLIGHTS
We endeavor to maintain good governance standards including with respect to the oversight of our executive compensation policies and practices, as evidenced by the following policies and practices that we maintain:

The Compensation and Talent Management Committee is composed solely of independent directors.
The Compensation and Talent Management Committee’s independent compensation consultant, CAP, is retained directly by the Compensation and Talent Management Committee and performs no other consulting or other services for us.
We prohibit hedging and limit pledging by the Company’s directors, executive officers and employees.
We maintain a compensation clawback policy, as described later in this CD&A.
We maintain robust stock ownership guidelines, which are described later in this CD&A.
Our executive severance plan does not contain a Section 280G excise tax “gross-up” provision.

The Compensation and Talent Management Committee conducts an annual review of our compensation-related risk profile to ensure that compensation-related risks are not reasonably likely to have a material adverse effect on the Company.
The Compensation and Talent Management Committee regularly reviews succession and talent management.
Equity awards that are assumed in a change-in- control event have a “double trigger” change in control vesting provision.
Our 2020 LTIP prohibits the repricing of stock options without stockholder approval.
Our 2020 LTIP prohibits the granting of stock options with an exercise price below fair market value.
We do not provide excessive perquisites.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	37

Compensation Discussion and Analysis
What are the elements of the Company’s 2023 executive compensation program and why does the Company pay them?
The following table provides additional information regarding the various elements of our 2023 executive compensation program.

PAY ELEMENT	OBJECTIVE	PURPOSE OF THE PAY ELEMENT
◄ FIXED ►	**BASE SALARY**	■ Skills, experience, competence, performance, responsibility, leadership and contribution to the Company.	■ Recognize the level of job scope and complexity, and the skills, experience, leadership and sustained performance required by the executive.
◄ VARIABLE / AT RISK ►	**ANNUAL CASH INCENTIVE (“AIP”)**	■ Efforts to achieve annual target revenue and profitability.	■ Reward the achievement of annual performance targets. ■ Ensures compensation is properly aligned to financial performance, including being completely at risk for failure to meet annual financial threshold targets.
	LONG-TERM INCENTIVE AWARDS (PERFORMANCE STOCK UNITS, RESTRICTED STOCK OPTIONS)	■ Efforts to achieve long-term revenue growth and profitability over the three year vesting period. ■ Ability to increase and maintain stock price. ■ Achievement of adjusted cumulative EBITDA and cumulative revenue goals. ■ Continued employment with the Company during the three-year vesting period.	■ Reward achievement of long-term financial performance and strategic corporate initiatives. ■ Provide a competitive mix of incentives to attract and retain top talent and to further reinforce alignment between the interests of management and stockholders.

In setting pay, did the Compensation and Talent Management Committee take into consideration last year’s advisory stockholder vote on executive compensation?

2022 Say on pay approval
Yes. At the 2022 Annual Meeting of Stockholders, approximately 97% of the shares represented, entitled to vote and voted at the annual meeting were voted to approve the compensation of the Company’s named executive officers as discussed and disclosed in our 2022 Proxy Statement. In considering the results of this advisory vote on executive compensation, the Compensation and Talent Management Committee concluded that the compensation paid to our named executive officers and the Company’s overall compensation program enjoy strong stockholder support. We also regularly meet with our largest stockholders and solicit feedback on a wide range of topics.

At the 2017 Annual Meeting of Stockholders, our stockholders expressed a preference that advisory votes on executive compensation be held on an annual basis. Consistent with this preference, the Board determined to implement an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which will occur at this upcoming Annual Meeting of Stockholders in 2023.
What is the purpose of the Compensation Discussion and Analysis?
This Compensation Discussion and Analysis has been prepared to provide a summary of the policies and procedures established by the Company in reviewing and determining compensation for our named executive officers.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	38

Compensation Discussion and Analysis
Specifically, the following discussion outlines, among other things, the objectives of executive compensation, the elements of executive compensation, how determinations are made as to specific elements of, and total, executive compensation, severance and change-in-control payments, and executive officer involvement in setting executive compensation.
What is our compensation philosophy and what are the objectives of the compensation programs?
It is the intent of the Company, through the efforts of the Compensation and Talent Management Committee, to:
■ motivate our business leaders to deliver a high degree of business performance and ensure that their interests are closely aligned with those of our stockholders;
■
attract and retain highly qualified senior leaders who can drive a successful global enterprise in today’s competitive marketplace and represent the diversity of our employees and the customers we serve;

■ establish executive compensation that is competitive with the compensation offered by similarly situated companies;

■ focus management on both the Company’s short-term and long-term strategy, performance and success;	■ maintain practices that support good governance; and	■ structure programs that mitigate any incentives to take excessive risks.
Our executive compensation philosophy is to have programs and pay levels that enable us to attract, retain and motivate talented management who will drive exceptional results for our stockholders. We accomplish this by ensuring that our executive officers are compensated in a way that considers market practice, supports good governance, and drives both company and individual performance. To ensure fair and competitive pay, the Compensation and Talent Management Committee references a peer group comprised of companies it selected based on various characteristics (as described further below) and targets the median of such peer group in setting target pay levels for the Company’s executive officers.
The Company uses the following types of compensation to compensate and reward our executive officers for their performance: base salary, a cash-based annual incentive plan, and long-term equity awards comprised of performance stock units, restricted stock units and stock options. The Compensation and Talent Management Committee believes that the elements of compensation that it provides create a flexible, performance-based compensation package that focuses and rewards executives for short and long-term performance, while aligning the interests of our executive officers with the interests of the Company’s stockholders.
Each element of executive compensation described above is determined based on:
■ the executive’s level of responsibility and function within the Company;	■ the overall performance and profitability of the Company;	■ the executive’s performance within the Company;
■ executive compensation offered to similarly situated executives at peer companies; and	■ good governance practices.
Through a combination of salary, incentive-based cash awards and other equity awards, the Compensation and Talent Management Committee desires to provide attractive and competitive compensation to the executive officers, a significant portion of which is contingent upon the Company’s performance.
How are the Company’s executive compensation programs structured to address the Company’s objectives?
PERFORMANCE
Our executive compensation includes a significant amount of performance-based, or at-risk, compensation. We consider compensation to be performance-based or at-risk if payment is subject to achievement of performance targets or the value received is dependent on our stock price.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	39

Compensation Discussion and Analysis
The Compensation and Talent Management Committee believes that the use of performance-based or at-risk compensation allows the Company to tailor the compensation paid to our executive officers to the Company’s performance and maintain a compensation system that significantly affects executive compensation in the event the Company does not meet the pre-determined performance goals. Furthermore, utilizing threshold performance targets puts the performance units entirely at risk, which means that in the event the Company does not meet the threshold performance goals, the performance units would not be paid to the executive officers. Performance stock units are earned only if the Company achieves the pre-established three-year performance goals and the stock options only have value as the Company’s stock price increases. 75% of our CEO’s targeted value of the long-term incentive award is allocated to performance stock units, with the remaining 25% delivered in restricted stock units. Beginning in 2024, to further align our NEOs with our performance-based long-term incentive program, 60% of the other NEOs’ long-term incentive will be allocated to performance stock units, with the remaining 40% delivered in restricted stock units. No stock option incentives will be granted.
Long-Term Incentive (LTI) Vehicle	2023 Target LTI NEOs other than CEO	2024 Target LTI NEOs other than CEO	Target LTI Value CEO
Performance Stock Units	33%	60%	75%
Stock Options	33%	0%	0%
Service-based Restricted Stock Units	33%	40%	25%
The charts below show the percentage of pay tied to financial or stock performance of 82% and 63% of the total compensation for 2023 of our CEO and other named executive officers, respectively.
ALIGNMENT
By motivating and incentivizing our executive officers with regard to the Company’s short- and long-term goals, the Compensation and Talent Management Committee believes that the interests of the executive officers and the Company’s stockholders are properly aligned.
Did the Compensation and Talent Management Committee use the services of an independent consultant during 2023?
Yes. The Compensation and Talent Management Committee engaged Compensation Advisory Partners (“CAP”) to conduct an analysis of the Company’s compensation levels and design for the Chief Executive Officer and the other executive officers of the Company. CAP also provided market context and advice for decisions related to incentives and other compensation practices.
In 2023, the Compensation and Talent Management Committee evaluated the independence of CAP considering SEC rules and NYSE listing standards, which require consideration of the following factors:
■
whether any other services are provided to the Company by the consultant;

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	40

Compensation Discussion and Analysis
■
the fees paid by the Company as a percentage of the consulting firm’s total revenue;

■
the policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest;

■
any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation and Talent Management Committee;

■
any Company stock owned by the individual consultants involved in the engagement; and

■
any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

The Compensation and Talent Management Committee discussed these considerations and concluded that the engagement of CAP and the services provided to the Compensation and Talent Management Committee by CAP did not raise any conflict of interest.
CAP did not provide any services to the Company other than in connection with its engagement by the Compensation and Talent Management Committee.
Does the Compensation and Talent Management Committee use a peer group of companies?
Yes. As part of its evaluation of the Company’s compensation packages, CAP recommended a group of peer companies that reflect the Company’s rapid growth and entrepreneurial business model, as well as being within a reasonable range of the Company’s revenue, EBITDA, EBITDA margin, and market capitalization. Because our core products are in the over-the-counter and personal care sector, there are relatively few companies like us. As a result, we consider companies with strong brands and similar business models as comparable peers. In addition, given our operating model and high margins, we consider strong EBITDA performance to be an important metric in selecting our peers. Based on this analysis, the Compensation and Talent Management Committee approved the following peer group:
2023 PEER GROUP
■ B&G Foods Holdings Corp.	■ Calavo Growers Inc.
■ Church & Dwight Co.	■ Edgewell Personal Care Company
■ Energizer Holdings, Inc.	■ Hain Celestial Group, Inc.
■ Helen of Troy Limited	■ Jazz Pharmaceuticals plc
■ Lannett Co.	■ Primo Water Corporation
■ Revlon, Inc.	■ Tupperware Brands Corp
■ USANA Health Sciences, Inc.	■ Vista Outdoor Inc.
■ Pacira BioSciences, Inc.	■ Corcept Therapeutics Incorporated
For 2023 compensation planning, the Compensation and Talent Management Committee added Pacira BioSciences, Inc. and Corcept Therapeutics Incorporated. For 2024 compensation planning, the Compensation and Talent Management Committee removed from the peer group Revlon, Inc. and Lannett Co. (both filed bankruptcy) and added Hostess Brands, Inc.
How does the Compensation and Talent Management Committee use market data from the peer group?
In determining compensation for 2023, the Compensation and Talent Management Committee reviewed and considered market data provided to it by CAP related to individual pay components (salary and target annual bonus opportunity), total cash compensation, long-term incentive target grant values, and total direct compensation, at the 25th percentile, median, and 75th percentile of the peer group. The Compensation and Talent Management Committee intends compensation to approximate the median level of compensation offered to similarly situated executive officers at companies in the Company’s peer group. While market data is an important factor in setting pay, it is not the only factor we consider. For example, an executive officer’s total compensation may be higher or lower than the market median based on the level of responsibility, individual experience and performance in a particular year. In some situations, we will also use compensation survey data as an additional point of reference for select named executive officers.
How does the Company determine the types and amounts of executive compensation?
BASE SALARY
The Compensation and Talent Management Committee determines the base salary for our executive officers by first reviewing peer group salaries for similarly situated positions and then adjusting such salaries as necessary based on the scope of work, skills,

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Compensation Discussion and Analysis
experience, responsibilities, performance and seniority of the executive and the recommendation of the Chief Executive Officer (except in the case of his own compensation, which is determined by the Compensation and Talent Management Committee and the Board of Directors). In addition, with respect to promotions and new hires, the Compensation and Talent Management Committee considers the predecessor’s base salary. The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in keeping the Company operating throughout the year. The Compensation and Talent Management Committee reviews executive officers’ salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year. The base salaries paid to our named executive officers during 2023 are set forth in the “Salary” column of the Summary Compensation table later in this Proxy Statement.
In May 2023, the Compensation and Talent Management Committee approved adjustments to base salaries for 2024, as set forth below:
Name	2023 Salary	2024 Salary	% Increase effective April 1, 2023
Mr. Lombardi	$1,000,000	$1,000,000	0%
Ms. Sacco	$605,000	$625,000	3.3%
Mr. Mekhail	$500,000	$515,000	3%
Mr. P’Pool	$514,000	$530,000	3%
Mr. Zerillo	$350,000	$360,000	2.9%
ANNUAL CASH INCENTIVE PLAN
The Annual Incentive Plan (“AIP”) provides our executive officers with the ability to earn additional cash compensation based on a percentage of base salary and the Company’s performance. The Company views the AIP as a performance-based component of executive compensation that motivates and incentivizes the executive officers to achieve the short-term goals of the Company and our stockholders.
For 2023, the Compensation and Talent Management Committee chose the following as the corporate financial goals for the AIP:
Metric	Weighting	Definition	Rationale for Selection
AIP net sales		Total revenues.	Drive consistent top-line growth.
AIP Adjusted EBITDA
Net income plus depreciation and amortization, interest expense, integration, transition, purchase accounting, legal and various other costs associated with acquisitions and divestitures, tradename impairment and certain tax adjustments.
Drive stockholder value creation in terms of growth of earnings per share and free cash flow.

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Compensation Discussion and Analysis
Typically, no bonuses are payable under the AIP unless the Company achieves threshold performance for one of the goals set for net sales or Adjusted EBITDA. If the Company achieves both of these threshold goals, then each of our named executive officer’s bonus is subject to a maximum award of 200% of their target bonus based on achievement with respect to the Company performance factors. The award will be subject to an additional individual performance factor that may be added to and raise the total annual bonus for the executive above 200% of their target bonus up to the maximum of the individual award factor of 20%. The Compensation and Talent Management Committee identified a target bonus, expressed as a percentage of their base salary, for each named executive officer, which for 2023 were as follows:
■
Mr. Lombardi, 100%

■
Ms. Sacco, 60%

■
Mr. Mekhail, 60%

■
Mr. P’Pool, 50%

■
Mr. Zerillo, 40%

The following table reflects the 2023 net sales, Adjusted EBITDA and payout levels approved by the Compensation and Talent Management Committee that correspond to the threshold, target and maximum performance by the Company. The named executive officers earn no payment (if performance is below threshold) or a payment on a sliding-scale between the minimum (threshold) amount and the maximum amount, inclusive of the target amount based on the Company’s performance.
		Performance Level/ Payout (mil)
Metric	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)
AIP net sales	50%	$1,024.5	$1,138.3	$1,252.1
AIP Adjusted EBITDA	50%	$346.1	$384.6	$423.1
Following the close of the fiscal year, the Compensation and Talent Management Committee assesses the Company’s performance against the pre-determined performance targets and determines the amount, if any, of bonus earned by the executive officers. To be eligible to receive cash incentive compensation, the executive must be employed with the Company at the time payments are made by the Company. Despite a very challenging macroeconomic environment, our 2023 net sales and Adjusted EBITDA for the Company were $1,127.7 million and $378.1 million, respectively. Based on the results of these financial metrics, our named executive officers earned 93.4% of their target bonus. While the entire leadership team performed very well in the challenging macroeconmic environment, the Compensation and Talent Management Committee did not elect to award additional bonus to the named executive officers based on their individual performance throughout the year. When determining the adjustments to individual bonus payouts, the Compensation and Talent Management Committee considered each named executive officers’ achievement against their respective goals. Any adjustments to the payouts are linked to the goals and objectives set for the individual by the CEO or in the case of the CEO, by the Compensation and Talent Management Committee. Key achievements by our named executive officers considered by the Compensation and Talent Management Committee for 2023 included:
■
For Mr. Lombardi, our President and Chief Executive Officer, (a) successfully lead the Company through the challenging macroeconomic environment created by significant supply chain challenges and high inflation, delivering strong financial performance following a record fiscal 2022 with record Sales, EBITDA and EPS, (b) delivered cash flow in excess of  $220 million while rebuilding inventory impacted by supply chain issues, (c) managed significant debt paydown with leverage below targeted level by year end, and (d) advanced 3-year roadmap for Company’s ESG initiatives, including publication of initial ESG report.

■
For Ms. Sacco, our Chief Financial Officer, (a) helped successfully lead the Company through the challenging macroeconomic environment created by significant supply chain challenges and high inflation, delivering a financial performance following a record fiscal 2022 with record Sales, EBITDA and EPS, (b) delivered cash flow in excess of  $220 million while rebuilding inventory impacted by supply chain issues, (c) managed significant debt paydown with leverage below targeted level by year end, (d) worked within the finance function on maintaining and strengthening procedures and policies in support of effective controls, while helping to drive profitable growth, (e) continued enhancements in information management, technology and cybersecurity and (f) maintained strong investor relations program.

■
For Mr. Mekhail, our Executive Vice President of Marketing & Sales, (a) successfully drove North American financial performance in the challenging macroeconomic environment which included significant supply chain challenges and high inflation, (b) continued to deliver strong sales and profit growth in ecommerce channels, (c) continued to strengthen marketing and sales team, and (d) successfully launched several new products extending product lines and growing revenue and profitability.

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Compensation Discussion and Analysis
■
For Mr. P’Pool, our Senior Vice President, General Counsel and Corporate Secretary, (a) strong performance in providing legal advice to the Board and senior management particularly with regard to management of operations in context of the significant supply chain challenges and high inflation, (b) advanced 3-year roadmap for Company’s ESG initiatives, including publication of initial ESG report, (c) strengthened the organization in terms of business conduct, compliance and control, and (d) managed the legal function to support the Company’s results in the challenging environment and secured, protected and defended the Company’s legal rights and interests.

■
For Mr. Zerillo, our Senior Vice President, Operations, (a) managed the supply chain to minimize disruption to the business during challenging environment created by significant supply chain challenges and high inflation, (b) continued to expand and improve performance of, primary logistics and warehouse provider resulting in significant efficiency improvements, (c) effectively delivered productivity and savings near targeted levels despite significant difficulties created by labor, supply chain and inflationary pressures, and (d) continued evolution of the Company’s manufacturing partner network capabilities to address supply chain constraints and support business growth.

The following table reflects each named executive officer’s target bonus and actual payout.
Name	Target Bonus	Company Performance Payout (93.4% of Target Bonus)	Individual Performance Adjustment	Total Payout
Mr. Lombardi	$1,000,000	$934,000	$0	$934,000
Ms. Sacco	$363,000	$339,042	$0	$339,042
Mr. Mekhail	$300,000	$280,200	$0	$280,200
Mr. P’Pool	$257,000	$240,038	$0	$240,038
Mr. Zerillo	$140,000	$130,760	$0	$130,760
The 2023 AIP payouts to our named executive officers also are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table later in this Proxy Statement.
EQUITY AWARDS
Executive officers of the Company are eligible to receive annual equity awards under our Long-Term Incentive Plan (“2020 LTIP”). Awards under the 2020 LTIP help tie a significant portion of an executive officer’s long-term compensation directly to stock price appreciation realized by all our stockholders and aligns an executive officer’s interests with those of our stockholders. Under the 2020 LTIP, our executive officers may receive performance stock units, restricted stock units and stock options.
Overall Philosophy and Objectives Regarding Equity Awards
The Company views the above-mentioned equity awards as components of executive compensation that motivate and incentivize management to achieve the long-term performance goals (including stock price appreciation) of the Company and our stockholders.
The Compensation and Talent Management Committee believes equity-based incentive compensation aligns executive and stockholder interests because:
■ the use of multi-year vesting for equity awards encourages executive retention and emphasizes the attainment of long-term performance goals;
■
paying a significant portion of executive compensation with long-term incentive-based compensation motivates and incentivizes the executive officers to meet the long-term performance goals set by the Compensation and Talent Management Committee; and

■
the executive officers will hold significant amounts of equity in the Company as required by the Company’s Stock Ownership Guidelines and will be motivated to increase stockholder value over the long-term.

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Compensation Discussion and Analysis
In May 2022, following discussions with CAP and review of the benchmarking data for our executive officers, the Compensation and Talent Management Committee increased target award values for each executive for FY2023 to move each closer to the median of the peer group. Target award values increased, as provided in the table below.
Name	FY2023 Targeted Award Value	% Increase from FY2022
Mr. Lombardi	$3,600,000	9.1
Ms. Sacco	$1,000,000	5.3
Mr. Mekhail	$500,000	5.3
Mr. P’Pool	$520,000	4.4
Mr. Zerillo	$350,000	3.6
For our CEO, the Compensation and Talent Management Committee allocated approximately three-quarters of his targeted equity award value to performance stock units and the remaining one-quarter to restricted stock units. For our other named executive officers, the Compensation and Talent Management Committee allocated approximately one-third of the targeted equity award value to performance stock units, stock options and restricted stock units. In each case, the actual number of options and stock units granted was determined by dividing the allocated dollar value by the Black-Scholes value, in the case of the stock options, and the closing price of the Company’s common stock on the grant date, in the case of stock units. The 2023 equity grants to our named executive officers are set forth in the Grants of Plan-Based Awards table later in this Proxy Statement.
Vesting Criteria for Equity Awards
Performance Stock Units
■
Vest at the end of three years if company achieves pre-established goals relative to cumulative adjusted EBITDA and cumulative Net Sales (each weighted 50%).

■
The actual payout is determined based on the Company’s actual performance aggregated over the three-year period on a sliding-scale between the minimum (threshold) amount and the maximum amount, inclusive of the target amount.

■
Participants can earn up to 200% of the target number of shares with exceptional performance.

■
If performance is below target, but above threshold, participants can earn 50% of their award.

■
If performance is below threshold, participants earn 0% of their award.

Stock Options	Vest ratably over three years based on service.
Restricted Stock Units	Vest ratably over three years based on service.

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Compensation Discussion and Analysis
For 2023, the Compensation and Talent Management Committee chose the following as the corporate financial goals for the 3-year Performance Stock Units:
Metric	Weighting	Definition	Rationale for Selection
Cumulative Net Sales	50%	The Company’s cumulative annual “Net Sales,” as reported in the Company’s audited financial statements for the 3-year performance period, adjusted to exclude divestitures, acquisitions, changes in accounting policy and other adjustments deemed appropriate by the Committee.	Drive consistent top-line growth over time
Cumulative EBITDA	50%	Company’s cumulative reported net earnings (loss) excluding earnings (loss) from discontinued operations, net of the provision (benefit) for income taxes, net of interest income and expense, net of depreciation and amortization. EBITDA for the 3-year performance period is adjusted to exclude divestitures, acquisitions, costs associated with integration, transition, purchase accounting, impairment charges, changes in accounting policy and other adjustments deemed appropriate by the Committee.	Drive stockholder value creation in terms of growth of earnings per share and free cash flow.
Treatment Upon Retirement. The Compensation and Talent Management Committee approved a “Rule of 62” policy for long-term equity awards granted in 2019 and beyond. Pursuant to the “Rule of 62,” if an employee retires from the Company with at least five years of service and a total of age and years of service at retirement equal to or greater than 62, then his or her outstanding awards will vest, based on actual company performance at the end of the 3-year performance period in the case of performance units, and in each case prorated based upon the employee’s length of employment during the vesting or performance period, as applicable. In each case the employee must give at least six months’ notice prior to retirement. Additionally our LTIP provides that, upon an employee’s retirement, the Compensation and Talent Management Committee, may at its discretion, accelerate the vesting of an employee’s outstanding awards.
Severance and Change in Control Provisions. All unvested equity awards that are assumed in connection with a change of control vest only after both the change in control event and the employee’s subsequent termination and, in the case of awards that are not assumed in connection with the change in control, such unvested equity awards will vest on the change in control. For additional information regarding severance and change-in-control payments that the Company may be obligated to pay to a named executive officer in the future due to the termination of his employment pursuant to the Company’s Executive Severance Plan, please see the sections titled “Executive Compensation and Other Matters — Potential Payments Upon Termination or Change in Control,” “Executive Compensation and Other Matters — Employment Agreements” and “Executive Compensation and Other Matters — Additional Vesting Provisions” contained elsewhere in this Proxy Statement.

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Compensation Discussion and Analysis
May 2020 Performance Stock Unit Award Payout
The May 2020 performance stock unit grant resulted in a payout of 152.3% for the three-year performance period FY 2021- 2023 as set out below:
	Adjusted Results	Target
3-Year Cumulative Sales	$3,057.1	$2,858,3
3-Year Cumulative EBITDA	$1,047.3	$1,011.1
Performance Multiplier 152.3%
The Performance Multiplier resulted in the distribution of 87,854 shares to Mr. Lombardi, 9,968 shares to Ms. Sacco, 5,587 shares to Mr. Mekhail, 5,967 shares to Mr. P’Pool and 4,063 shares to Mr. Zerillo from their May 2020 performance stock unit grants.
Although the Company incurred numerous unanticipated financial impacts and other volatility resulting from the macroeconomic environment especially significant supply chain issues and high inflation, no upward adjustments were factored into the performance stock unit grant payout for fiscal year 2023 results, other than non-cash goodwill and intangible asset impairments. Consistent with the plan provisions and previous decisions of the Committee, the results were adjusted to remove any benefit from the Akorn Consumer Health products acquisition. Please refer to Appendix A for a reconciliation of Non-GAAP Adjusted Total Net Sales to GAAP Total Revenues and Non-GAAP Adjusted EBITDA to GAAP Net Income used to determine our May 2020 Performance Grant Payout.
When does the Company typically grant equity awards?
The Company generally grants equity awards to its employees as soon as practicable after the beginning of a fiscal year, typically at its first regularly scheduled Board meeting in the new fiscal year. The equity awards are granted after the Chief Executive Officer has presented a proposed structure and level of awards and the Compensation and Talent Management Committee has fully reviewed all aspects of the awards, including the value of the awards and the vesting period. The awards are valued at the market closing price on the day of grant.
Are the Company’s directors and executive officers required to own a minimum amount of the Company’s common stock?
Yes. The Board of Directors adopted Stock Ownership Guidelines for the directors and executive officers of the Company to align their interests with the Company’s stockholders. Each person subject to the Stock Ownership Guidelines is expected to be fully compliant with the guidelines by the date of the first Annual Meeting of Stockholders following the fifth anniversary of the date of employment as an executive officer of the Company or, for directors, the date of election to the Board. The following equity interests are included for purposes of determining compliance with the Stock Ownership Guidelines:
■
shares of the Company purchased on the open market or in privately negotiated transactions;

■
shares of the Company acquired by inheritance or gift or held by immediate family members or in trust for the benefit of the employee or family member;

■
after-tax shares of the Company acquired through vested restricted stock units and performance stock units;

■
60% of vested options to the extent in-the-money — reflecting the approximate after-tax value of those shares; and

■
60% of unvested restricted stock units and performance stock units that cliff vest, prorated to the extent full years of completed service or periods of performance, as applicable, at current projected performance multiple — reflecting the approximate after-tax value of those shares.

The following equity interests are not included for purposes of determining compliance with the Stock Ownership Guidelines:
■
unvested restricted stock and restricted stock units, except as provided above;

■
unvested stock options; and

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Compensation Discussion and Analysis
■
vested but not “in-the-money” stock options.

The Stock Ownership Guidelines are summarized as follows:
If a director or executive is below the ownership requirement, until the specified level is met, the director or officer will be required to retain 50 percent of the net, after-tax value of any equity received from the Company’s equity plan until the individual meets the guideline. All directors and executives are in compliance with the guidelines or are within the five-year transition period. The CEO currently exceeds his guideline by more than 300% of the holding requirement.
Does the Company have a policy regarding hedging or pledging Company securities?
Yes. The Company’s Insider Trading Policy prohibits hedging and limits any pledging by the Company’s directors, executive officers and employees.
Does the Company have a policy regarding the recovery of incentive-based compensation paid to executive officers if the Company restates its financial statements?
Yes. Pursuant to the Company’s Clawback Policy, in the event that the Company is required to restate its financial statements due to material non-compliance with any financial reporting requirement under the U.S. federal securities laws, the Company will, subject to the terms of the Clawback Policy, seek to recover from senior management any incentive-based compensation that was paid to or received by, or is to be paid to, senior management for the three years immediately preceding the period for which the Company is required to restate its financial statements, insofar as such incentive compensation is a result of errors within the financial statements that are required to be restated. The amount of the incentive-based compensation that the Company will seek to recover is the difference between the amount of the incentive-based compensation received by senior management based on the erroneous financial statements and the amount of incentive-based compensation that would have been paid to senior management based on the financial statements as restated. Notwithstanding the foregoing, the Company is not obligated to pursue any recovery if the Board of Directors or applicable committee determines that the recovery amount is de minimis to the Company or the expected cost of recovery will exceed the amount to be recovered.
What are the respective roles of the Compensation and Talent Management Committee, its consultant and the Company’s executive officers in determining executive compensation?
Executive Officer Compensation. Mr. Lombardi, our Chairman, President and Chief Executive Officer, with the assistance of certain members of senior management, participated in discussions with, and made recommendations to, the Compensation and Talent Management Committee regarding the setting of base salaries and cash and equity incentive plan compensation for the other executive officers. Mr. Lombardi was assisted by certain members of senior management and CAP in reviewing the competitive landscape for executive talent and structuring the types and levels of executive compensation for review by the Compensation and Talent Management Committee.
Chief Executive Officer Compensation. The Compensation and Talent Management Committee and the Board of Directors are responsible for establishing the CEO’s compensation package. The Compensation and Talent Management Committee consulted with CAP, its independent compensation consultant, in determining the compensation to be awarded to Mr. Lombardi in 2023, and in determining his compensation program for 2024.

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Compensation and Talent Management Committee Report
Compensation and Talent Management Committee Report
This Compensation and Talent Management Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act.
The Compensation and Talent Management Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions of the Compensation Discussion and Analysis with management, the Compensation and Talent Management Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for 2023.
MEMBERS OF THE 2023 COMPENSATION AND TALENT MANAGEMENT COMMITTEE
Dawn M. Zier (Chair)
John E. Byom
Celeste A. Clark
Natale S. Ricciardi

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Executive Compensation and Other Matters
Executive Compensation and Other Matters
Who are our Executive Officers?
Our executive officers are as follows:
Ronald M. Lombardi Chairman of the Board, President and Chief Executive Officer	Age: 59

CAREER HIGHLIGHTS:
Ronald M. Lombardi was elected Chairman of the Board in May 2017 and has served as a director and as President and Chief Executive Officer of the Company since June 2015. He served as Chief Financial Officer of the Company from December 2010 until November 2015. Prior to joining the Company, from October 2010 to December 2010, Mr. Lombardi was employed by Medtech Group Holdings, a components and contract medical device manufacturer, as Chief Financial Officer. From October 2009 to October 2010, Mr. Lombardi served as the Chief Financial Officer of Waterbury International Holdings, a specialty chemical and pest control business. Mr. Lombardi was employed by Cannondale Sports Group, a sporting goods and apparel manufacturing company, as Chief Operating Officer from August 2008 to October 2009 and as Senior Vice President and Chief Financial Officer from March 2004 to August 2008. From 2000 to 2004, Mr. Lombardi served in various roles at Gerber Scientific Inc., including Vice President and Chief Financial Officer of Gerber Scientific Inc.’s Gerber Coburn Optical Division and Director of Financial Planning and Analysis of Gerber Scientific Inc. Mr. Lombardi was also previously employed by Emerson Electric, Scovill Fasteners, Inc. and Go/Dan Industries. Mr. Lombardi currently serves as Chair of the Audit Committee on the board of ACCO Brands Corporation. Mr. Lombardi received a B.S. from Springfield College and an M.B.A. from American International College and has been a licensed CPA.

Christine Sacco Chief Financial Officer	Age: 48

CAREER HIGHLIGHTS:
Christine Sacco was appointed to the position of Chief Financial Officer for the Company in September 2016. Ms. Sacco joined the Company from Boulder Brands, Inc., a health and wellness food manufacturer, where she served as the Chief Financial Officer and Treasurer from January 2012 to January 2016 and Vice President and Controller from January 2008 to January 2012, including Principal Accounting Officer from January 2011 to March 2012. From October 2002 until January 2008, she held positions of increasing financial responsibility with Alpharma, Inc., a global specialty pharma company, where she last held the position of Vice President, Treasurer. Ms. Sacco began her career with Ernst & Young and worked for five years in the Audit and Assurance group. She holds a B.S. in accounting from St. Thomas Aquinas College and has been a licensed CPA.

William C. P’Pool Senior Vice President, General Counsel and Corporate Secretary	Age: 57

CAREER HIGHLIGHTS:
William C. P’Pool was appointed to the position of Senior Vice President, General Counsel and Corporate Secretary for the Company in November 2016. From June 2004 to April 2015, Mr. P’Pool served in progressive leadership roles at Mead Johnson Nutrition Company, a nutritional products company, the last being Senior Vice President, General Counsel and Corporate Secretary. From May 2001 to June 2004, Mr. P’Pool served as a Senior Counsel and Director of Legal Services at Yum! Brands, Inc. From 1991 to 2001, he served in legal roles of increasing responsibility at GrafTech International and Service Merchandise Company, among others. He earned a B.S. in business from Murray State University and a J.D. from the University of Kentucky.

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Executive Compensation and Other Matters
Adel Mekhail Executive Vice President, Marketing & Sales	Age: 62

CAREER HIGHLIGHTS:
Adel Mekhail was appointed to the position of Executive Vice President of Marketing & Sales for the Company in May 2019. From April 2017 to July 2018, Mr. Mekhail served as Vice President, Americas at Edgewell Personal Care Company, a personal care products company, and from July 2015 to April 2017 he served as Vice President and General Manager, Private Brands Group and Vice President, Latin America. From November 2013 to July 2015, Mr. Mekhail served as Vice President, Asia Pacific at Energizer. He held other increasingly responsible marketing roles at Energizer from 2003 to 2013. Mr. Mekhail also served in sales and marketing roles for Pfizer and Warner Lambert from 1996 to 2003. In 2000, he moved from Australia to the United States for Pfizer. Mr. Mekhail earned his BS in Pharmaceutical Sciences from Tanta University in Egypt and his MBA from RMIT University in Melbourne, Australia.

Jeffrey Zerillo Executive Vice President, Operations	Age: 62

CAREER HIGHLIGHTS:
Jeffrey Zerillo was appointed to the position of Senior Vice President, Operations for the Company in April 2018. Mr. Zerillo joined the Company from Teva Pharmaceuticals, a pharmaceutical company, where he served as Vice President, Supply Chain Management for the America’s Region from 2016 to 2018. He brings experience managing complex supply chains in pharmaceuticals, biologics and medical devices from companies including Actavis/Allergan, a pharmaceutical company, from 2014 to 2016, Purdue Pharma from 1995 to 2013, Tura L.P. from 1994 to 1995 and Instrumentation Laboratories from 1988 to 1994. He earned a B.S. in Business Management- Production Operations from York College of Pennsylvania and an Executive Certificate from Sloan School of Business.

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SUMMARY COMPENSATION TABLE
SUMMARY COMPENSATION TABLE
The following table includes information regarding the compensation paid or awarded to the named executive officers listed below during our fiscal years ended March 31, 2023, 2022 and 2021. We have no applicable qualified pension or deferred compensation plans and, therefore, have omitted the column regarding compensation under such plans.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Ronald M. Lombardi Chairman, President, and Chief Executive Officer	2023	1,002,322		3,600,031	0	934,000	46,756(4)	5,583,109
	2022	937,321		3,299,970	0	1,750,000	44,226(4)	6,031,517
	2021	887,739		3,127,475	0	1,085,000	47,819(4)	5,148,033
Christine Sacco Chief Financial Officer	2023	605,809		666,712	333,327	339,042	14,062(5)	1,958,952
	2022	565,809		633,298	316,669	682,410	13,219(5)	2,211,405
	2021	530,704		529,294	261,670	429,624	13,020(5)	1,764,312
Adel Mekhail Executive Vice President, Sales and Marketing	2023	503,543		333,356	166,663	280,200	14,197(5)	1,297,959
	2022	473,308		316,694	158,335	485,040	13,117(5)	1,446,494
	2021	447,315		296,712	146,672	299,676	12,960(5)	1,203,335
William C. P’Pool Senior Vice President, General Counsel and	2023	516,314		346,647	173,324	240,038	13,623(5)	1,289,946
	2022	485,226		332,032	166,002	456,918	13,196(5)	1,453,374
	2021	464,985		316,888	156,668	259,675	12,962(5)	1,211,178
Jeffrey Zerillo Senior Vice President, Operations	2023	352,365		233,349	116,663	130,760	13,781(5)	846,918
	2022	337,248		225,374	112,661	230,480	13,156(5)	918,885
	2021	321,969		215,762	106,668	143,871	10,129(5)	798,399

(1)
Reflects the grant date fair value of restricted stock unit awards and performance stock unit awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“FASB ASC Topic 718”). The fair value of the restricted stock unit awards and performance stock unit awards is based on the market value of the Company’s common stock on the grant date. The grant date value of the performance stock unit awards was computed by multiplying (i) the target number of performance stock units awarded to each named executive officer, which was the assumed probable outcome as of the grant date, by (ii) the grant date fair value used for financial reporting purposes. With regard to the 2021 stock value, the amount reflected in this table differs slightly from the grant value approved by the Committee on May 4, 2020 (as reflected on page 47 of this proxy) because the grant date fair value of the performance stock units determined in accordance with applicable accounting rules could not be determined until February 1, 2021, which is the date that the Committee set the applicable performance goals. On February 1, 2021, the Company’s stock price was $40.89, as compared to $39.98 on May 4, 2020, resulting in a greater grant date value for accounting purposes. Assuming, instead, that the highest level of performance would be achieved, the grant date fair values of the performance stock units would have been as follows: Mr. Lombardi, $4,717,479 (2021), $4,949,976 (2022) and $5,400,047 (2023); Ms. Sacco $535,250 (2021), $633,298 (2022) and $666,713_(2023); Mr. Mekhail $300,051 (2021), $316,694 (2022) and $333,356 (2023); Mr. P’Pool $320,414 (2021), $332,032 (2022) and $346,647 (2023); and Mr. Zerillo $218,189 (2021), $225,374 (2022) and $233,349 (2023).

(2)
Reflects the grant date fair value of stock option awards, determined in accordance with FASB ASC Topic 718. The fair value of each stock option award was estimated on the date of grant using the Black-Scholes Option Pricing Model (“Black-Scholes Model”). The Black-Scholes Model uses certain assumptions about expected volatility of the Company’s common stock, the expected term of the stock options and risk-free interest rates. For additional information regarding the assumptions used in the Black-Scholes Model for options granted in 2023, 2022 and 2021, please see Note 14 to the financial statements contained in our Annual Report on Form 10-K for 2023, which is included in the Annual Report to Stockholders accompanying this Proxy Statement.

(3)
Reflects annual cash incentive awards, which are accrued and reflected in the Summary Compensation table for the fiscal year in which earned but are paid promptly after the completion of the audit of the Company’s financial statements for such fiscal year.

(4)
Reflects a matching contribution by the Company on Mr. Lombardi’s behalf to the Company’s 401(k) plan ($14,456) and expenses related to the use of corporate housing leased by the Company in the amount of  $ 32,300 (2023). The aggregate incremental cost to the Company of providing the corporate housing is based on the actual cost of the lease and utilities for the fiscal year.

(5)
Reflects a matching contribution by the Company on the named executive officer’s behalf to the Company’s 401(k) plan.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	52

Grants of Plan-Based Awards in 2023
Grants of Plan-Based Awards in 2023
The following Grants of Plan-Based Awards table provides additional information regarding non-equity and equity incentive plan awards granted to the named executive officers during 2023. The non-equity incentive plan awards were granted pursuant to the 2023 AIP and the equity incentive plan awards were granted pursuant to 2020 LTIP. The equity incentive plan awards were comprised of performance stock units, restricted stock units and stock options.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock of Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Lombardi		500,000	1,000,000	2,000,000
	5/2/2022							16,523			900,008
	5/2/2022				24,785	49,569	99,138				2,700,023
Ms. Sacco		181,500	363,000	726,000
	5/2/2022								17,050	54.47	333,328
	5/2/2022							6,120			333,356
	5/2/2022				3,060	6,120	12,240				333,356
Mr. Mekhail		150,000	300,000	600,000
	5/2/2022								8,525	54.47	166,664
	5/2/2022							3,060			166,678
	5/2/2022				1,530	3,060	6,120				166,678
Mr. P’Pool		128,500	257,000	514,000
	5/2/2022								8,195	54.47	173,324
	5/2/2022							3,182			173,324
	5/2/2022				1,591	3,182	6,364				173,324
Mr. Zerillo		70,000	140,000	280,000
	5/2/2022								5,516	54.47	116,663
	5/2/2022							2,142			116,675
	5/2/2022				1,071	2,142	4,284				116,675

(1)
Reflects threshold, target and maximum opportunities for annual incentive plan awards, as described in further detail in the “Compensation Discussion and Analysis.”

(2)
Reflects performance stock units, which may be earned based on the achievement of 3-year cumulative adjusted sales and EBITDA targets, as described in further detail in the “Compensation Discussion and Analysis.”

(3)
Reflects restricted stock units, which vest in three equal annual installments commencing on the first anniversary of the date of grant for the restricted stock units.

(4)
Reflects stock options granted to the named executive officers other than Mr. Lombardi, which vest in three equal annual installments commencing on the first anniversary of the date of grant.

(5)
Reflects the grant date fair value of the performance stock units, restricted stock units and stock options, determined in accordance with FASB ASC Topic 718.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	53

Outstanding Equity Awards at 2023 Fiscal Year-End
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table summarizes the equity awards granted to the named executive officers that were outstanding as of March 31, 2023.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)($)
Mr. Lombardi					16,523(15)	1,034,835	49,569(18)	3,104,506
					12,407(14)	777,050	111,662(17)	6,993,391
					6,410(13)	401,458
					87,854(16)	5,502,296
	39,387(5)	0(5)	56.11	5/8/2027
	53,725(6)	0(6)	57.18	5/9/2026
	32,800(2)	0(2)	33.50	5/12/2024
Ms. Sacco	0(12)	17,050(12)	54.47	5/2/2032	6,120(15)	383,296	6,120(18)	383,296
	7310(11)	14,620(11)	44.33	5/3/2031	4,762(14)	298,244	14,286(17)	894,732
	13,736(10)	6,868(10)	39.98	5/4/2030	2,182(13)	136,659
	24,686(8)	0(8)	30.56	5/6/2029
	24,788(7)	0(7)	29.46	5/7/2028
	11,283(5)	0(5)	56.11	5/8/2027	9,968(16)	624,296
	25,746(3)	0(3)	47.39	9/12/2026
Mr. Mekhail	0(12)	8,525(12)	54.47	5/2/2032	3,060(15)	191,648	3,060(18)	191,648
	3,655(11)	7,310(11)	44.33	5/3/2031	2,382(14)	149,185	7,144(17)	447,429
	7,699(10)	3,850(10)	39.98	5/4/2030	1,223(13)	76,596
	21,194(9)	0(9)	30.19	5/13/2029	5,587(14)	349,913
					(16)
Mr. P’Pool	0(12)	8,195(12)	54.47	5/2/2032	3,182(15)	199,284	3,182(18)	199,289
	3,832(11)	7,664(11)	44.33	5/3/2031	2,497(14)	156,387	7,490(17)	469,099
	8,224(10)	4,112(10)	39.98	5/4/2030	1,307(13)	81,857
	6,333(5)	0(5)	56.11	5/8/2027	5,967(16)	373,713
	13,683(4)	0(4)	50.06	11/14/2026
Mr. Zerillo	0(12)	5,516(12)	54.47	5/2/2032	2,142(15)	134,153	2,142(18)	134,153
	2,600(11)	5,202(11)	44.33	5/3/2031	1,695(14)	106,158	5,084(17)	318,411
	5,599(10)	2,800(10)	39.98	5/4/2030	890(13)	55,741
	10,063(8)	0(8)	30.56	5/6/2029
	10,078(7)	0(7)	29.46	5/7/2028	4,063(16)	254,466

(1)
Reflects the value of restricted stock units or performance stock units, which was calculated using $62.63 per share, the closing price of the Company’s common stock on the NYSE on March 31, 2023, the last trading day of 2023.

(2)
Reflects stock options granted to the named executive officer on May 12, 2014, which vested in approximately three annual equal annual installments on May 12, 2015, 2016 and 2017.

(3)
Reflects stock options granted to Ms. Sacco on September 12, 2016, which vested in approximately three equal installments on September 12, 2017, 2018 and 2019.

(4)
Reflects stock options granted to Mr. P’Pool on November 14, 2016, which vested in approximately three equal installments on November 14, 2017, 2018 and 2019.

(5)
Reflects stock options granted to the named executive officer on May 8, 2017, which vested in approximately three equal installments on May 8, 2018, 2019 and 2020.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	54

Outstanding Equity Awards at 2023 Fiscal Year-End
(6)
Reflects stock options granted to the named executive officer on May 9, 2016, which vested in three equal annual installments on May 9, 2017, 2018 and 2019.

(7)
Reflects stock options granted to the named executive officer on May 7, 2018, which vested in approximately three equal installments on May 7, 2019, 2020 and 2021.

(8)
Reflects stock options granted to the named executive officer on May 6, 2019, which vested in approximately three equal installments on May 6, 2020, 2021 and 2022.

(9)
Reflects stock options granted to the named executive officer on May 13, 2019, which vested on May 13, 2022.

(10)
Reflects stock options granted to the named executive officer on May 4, 2020, which vest in approximately three equal installments on May 4, 2021, 2022 and 2023.

(11)
Reflects stock options granted to the names officer on May 3, 2021, which vest in approximately three equal installments on May 3, 2022, 2023 and 2024.

(12)
Reflects stock options granted to the named executive officer on May 2, 2022, which vest in approximately three equal installments on May 2, 2023, 2024 and 2025

(13)
Reflects restricted stock units granted to the named executive officer on May 4, 2020, which vest in approximately three equal installments on May 4, 2021, 2022 and 2023.

(14)
Reflects restricted stock units granted to the named executive officer on May 3, 2021 which vest in approximately three equal installments on May 3, 2022, 2023 and 2024.

(15)
Reflects restricted stock units granted to names executive officer on May 2, 2022, which vest in approximately three equal installments on May 2, 2023, 2024 and 2025.

(16)
Reflects performance stock units granted to the named executive officer on May 4, 2020, which vested on May 4, 2023 based on achievement of goals related to 3-y cumulative net sales and EBITDA, as described in further detail in the “Compensation Discussion and Analysis”.

(17)
Reflects performance stock units granted to the named executive officer on May 3, 2021, which are eligible to vest on May 3, 2024 based on achievement of goals related to adjusted 3-year cumulative net sales and EBITDA as described in further detail in the “Compensation Discussion and Analysis”. The number of performance stock units reported reflect an assumed level of achievement of fiscal 2021-2023 performance goals based on the Company’s performance as of March 31, 2023.

(18)
Reflects performance stock units granted to the named executive officer on May 2, 2022, which are eligible to vest on May 2, 2025 based on achievement of goals related to adjusted 3-year cumulative net sales and EBITDA, as described in further detail in the “Compensation Discussion and Analysis”. The number of performance stock units reported reflect an assumed level of achievement of fiscal 2022-2024 performance goals based on the Company’s performance as of March 31, 2023.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	55

2023 Option Exercises and Stock Vested
2023 Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Lombardi	38,793	1,131,109	128,913	7,074,964
Ms. Sacco	0	0	19,660	1,078,896
Mr. Mekhail	0	0	9,700	546,220
Mr. P’Pool	28,642	919,701	11,594	636,330
Mr. Zerillo	0	0	7,890	433,039

(1)
Reflects the number of shares underlying the exercised options multiplied by the difference between the fair market value of the underlying shares on the exercise date and the exercise price of the option.

(2)
Reflects the quoted market value of the underlying shares on the applicable vesting dates multiplied by the number of shares vested.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	56

Potential Payments upon Termination or Change in Control
Potential Payments upon Termination or Change in Control
Employment Agreements
Do any named executive officers have employment agreements or other written employment arrangements?
No. The Compensation and Talent Management Committee approved the Prestige Consumer Healthcare Inc. Executive Severance Plan (“ESP”), to transition away from individual agreements with our executive officers.
What are the terms of the Amended and Restated Executive Severance Plan?
Pursuant to the terms of the plan, the Compensation and Talent Management Committee will, in its sole discretion, select eligible employees for participation in the and designate such employees as Tier One or Tier Two participants, subject to timely execution of a participation letter agreement. Pursuant to the terms of the letter agreement, the participants will agree to be bound by the terms and conditions of the executive severance plan and the letter agreement. The Compensation and Talent Management Committee designated Mr. Lombardi as a Tier One participant and certain other executive officers as Tier Two participants, including Messrs. Mekhail, P’Pool and Zerillo and Ms. Sacco.
The executive severance plan provides for the payment of severance and other benefits to participants in the event of their termination of employment by the Company without cause or resignation for good reason, each as defined in the executive severance plan.
In the event of a termination of employment by the Company without cause or resignation for good reason prior to a change in control, the executive severance plan provides the following payments and benefits to the participant:
■
a prorated annual incentive payment in respect of the participant’s service during the fiscal year in which his or her date of termination occurred based on actual performance results for such fiscal year;

■
severance equal to a multiple (1.5, in the case of a Tier One participant, and 1, in the case of a Tier Two participant), of the sum of the participant’s annual base salary plus his or her target annual incentive, payable over a period of twelve months, in accordance with the Company’s regular payroll practices; and

■
payment of COBRA premiums for a period of twelve months.

In the event of a termination of employment by the Company without cause or resignation for good reason upon or within 24 months following a change in control, the executive severance plan provides the following payments and benefits to the participant:
■
a prorated annual incentive payment in respect of the participant’s service during the fiscal year in which his or her date of termination occurred based on actual performance results for such fiscal year;

■
severance equal to a multiple (2.5, in the case of a Tier One participant, and 2, in the case of a Tier Two participant), of the sum of the participant’s annual base salary plus his or her target annual incentive, payable in a lump sum upon termination; and

■
payment of COBRA premiums for a period of eighteen months;

■
and (iv) outplacement services suitable to participant’s position.

The executive severance plan provides that in the event that the payments described above would, if paid, be subject to excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended, then the payments will be reduced to the extent necessary so that no portion of the payments is subject to the excise tax, provided that net amount of the reduced payments, after giving effect to income tax consequences, is greater than or equal to the net amount of the payments without such reduction, after giving effect to the excise tax and income tax consequences.
In order to be entitled to severance payments and benefits, the participant will be required to comply with the terms and conditions of the executive severance plan and the letter agreement, including, without limitation, a requirement to execute a release and waiver of all claims in favor of the Company and comply with certain post-employment covenants, including a confidentiality covenant and a covenant not to compete with the Company or solicit the Company’s employees for eighteen months, in the case of a Tier One participant, or twelve months, in the case of a Tier Two participant, following termination of employment.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	57

Potential Payments upon Termination or Change in Control
The Compensation and Talent Management Committee may amend or terminate the executive severance plan at any time; provided that:
■
no such action may impair the rights of a participant who previously has incurred a Qualifying Termination without his or her consent; and

■
the executive severance plan may not be terminated or amended after a change in control of the Company in any manner that would adversely affect the benefits available to any participant in the executive severance plan.

What are the special vesting provisions for equity awards?
Both our 2005 LTIP and 2020 LTIP provides that the Compensation and Talent Management Committee may, at its discretion, decide to vest the unvested portion of a grantee’s restricted stock units or stock option award if a grantee’s employment is terminated due to death, disability or retirement. In connection with a change of control event, unvested equity awards are treated as follows:
■
If  (i) a change in control occurs while the employee is employed by us, and (ii) the equity award is not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control, then the equity award will become fully-vested as of the date of the change in control.

■
If  (i) a change in control occurs while the employee is employed by us, and (ii) the equity award is assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by our Board, then the equity award will become fully-vested if within twenty- four (24) months following the change in control, the participant’s employment is terminated by the Company other than for cause, disability or death or the participant resigns for good reason (as such terms are defined in the applicable award agreement).

Also, as discussed earlier in this CD&A:
■
The Compensation and Talent Management Committee approved a “Rule of 62” policy, pursuant to which an employee’s outstanding time-based equity awards will vest, based on actual performance at the end of the 3-year performance period in the case of performance stock units, and in each case prorated based upon the employee’s length of employment during the vesting or performance period, as applicable, in the event he or she with at least six months’ notice retires from the Company with at least five years of service and a total of age and years of service at retirement equal to or greater than 62.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	58

Potential Payments upon Termination or Change in Control
Summary of Potential Payments upon Termination or Change in Control
As described above, each of our named executive officers is entitled to certain benefits in the event his or her employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to our named executive officers include termination of employment by the Company without cause, termination by the named executive officer for good reason or a change in control of the Company.
The following table sets forth payments and benefits that may be received by our named executive officers in the event of termination for specified reasons and/or a change in control of the Company.
The following information has been prepared based on the assumption that the named executive officer’s employment terminated, or a change in control of the Company occurred, on March 31, 2023. With respect to the accelerated vesting of equity awards, the value of such acceleration was calculated using $62.63, the closing price of our common stock on March 31, 2023, the last trading day of fiscal 2023.
Name	Termination by Company Without Cause or Resignation With Good Reason ($)(1)	Death/ Disability ($)(2)	Qualifying Termination in Connection with Change in Control ($)(3)
Mr. Lombardi	$3,039,200	$12,427,358	$17,479,624
Ms. Sacco	$993,735	$2,621,008	$4,608,478
Mr. Mekhail	$827,942	$1,353,120	$3,009,004
Mr. P’Pool	$813,621	$1,417,015	$4,157,499
Mr. Zerillo	$529,411	$960,135	$2,018,957

(1)
Reflects benefits payable pursuant to the terms and conditions of the executive severance plan (as described in detail above) and assumes that the Compensation and Talent Management Committee does not accelerate the vesting of the unvested portion of the named executive officer’s outstanding equity awards, in which case such unvested awards will be forfeited.

(2)
Assumes that the Compensation and Talent Management Committee accelerates the vesting of the unvested portion of the named executive officer’s outstanding stock option and restricted stock unit awards. Accordingly, the amount shown includes the value of the accelerated vesting of restricted stock units and “in-the-money” stock option awards. Per their terms, performance units will remain outstanding and vest on a pro-rata basis based upon actual performance against the pre- established performance criteria (and, therefore, for purposes of this table the value included in this column with respect to outstanding performance units assumes threshold performance).

(3)
Assumes that the named executive officer had a qualifying termination in connection with a change in control of the Company. In addition to the severance payments to be received in connection with a qualifying termination following a change in control, the amount shown includes the value of the accelerated vesting of performance stock units (based on target performance), restricted stock units and “in-the-money” stock option awards.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	59

CEO PAY RATIO
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
For 2023, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than our CEO) was $86,266, and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $5,583,109. Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 65 to 1.
For 2023, we identified the median of the annual total compensation of all our employees and determined the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustment and estimates that we used were as follows:
■
For 2023, the “median employee” was selected on March 31, 2023. As of March 31, 2023, we had 562 global employees (full-time, part-time, temporary and seasonal) working at the Company and its consolidated subsidiaries.

■
To determine our “median employee” from our 2023 employee population, we used a consistently applied compensation definition and chose total taxable wages before deductions for pre-tax items derived from our payroll records.

■
We did not exclude any employees and we did not make any cost-of-living adjustments.

■
For employees located outside the United States, we applied a currency adjustment based on the average applicable foreign currency exchange rates for the calendar year 2022.

■
We determined that the “median employee” is a full-time hourly employee located in the United States, with taxable wages before deductions for pre-tax items for the 12-month period ending March 31, 2023 in the amount of  $86,266.

■
With respect to the annual total compensation of the previously identified “median employee,” we calculated the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of  $86,266.

■
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j) of our 2023 Summary Compensation Table included in this Proxy Statement.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	60

Pay Versus Performance
Pay Versus Performance
The following disclosure is required by SEC rules to provide information about the relationship between executive compensation and the Company’s performance on select financial metrics. The amounts set forth below under the headings “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid for NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. More information on the Company’s compensation program and decisions for the 2023 performance year can be found in the Compensation Discussion and Analysis.
Pay Versus Performance Table
The following table sets forth information regarding the Company’s Compensation Actually Paid and certain other Company financial information for fiscal years 2023, 2022 and 2021.
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for non-CEO NEOs(1)(3)	Average Compensation Actually Paid to non-CEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on:		Net Income (in millions)(6)		Adjusted EBITDA (in millions)(7)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)(5)
2023	$5,583,109	$9,544,538	$1,348,444	$1,900,028	$170.74	$130.75	-$	82,306	$378.1
2022	$6,031,517	$9,906,721	$1,507,548	$2,034,984	$144.33	$156.72		$205,381	$367.7
2021	$5,148,033	$6,117,711	$1,244,311	$1,512,287	$120.18	$160.51		$164,682	$331.3

(1)
Represents the total compensation for Mr. Lombardi, our CEO, and the average total compensation for our non-CEO NEOs from the Summary Compensation Table for 2023, 2022, and 2021.

(2)
Represents the total compensation from the Summary Compensation Table for our CEO and the average total compensation for our non-CEO NEOs during 2023, 2022, and 2021 as adjusted to reflect changes in the fair value of outstanding stock and option awards in accordance with Item 402(v) of Regulation S-K. The table below details the adjustments:

(3)
Our non-CEO NEOs include the following individuals for each of 2023, 2022 and 2021: Messrs. Mekhail, P’Pool, Zerillo and Ms. Sacco.

(4)
Total Shareholder Return for each fiscal year assumes $100 was invested at the close of March 31, 2020 in Prestige and the Peer Group and that any dividends were reinvested when and as paid.

(5)
The Peer Group reflects the Company’s peer group that is used for purposes of compensation benchmarking, as defined in the Compensation Discussion and Analysis.

(6)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(7)
Represents the most important financial performance measure not otherwise reported in the above table that is used by the Company to link actual compensation paid during the most recent fiscal year to the Company’s performance, as required pursuant to Item 402(v) of Regulation S-K. Adjusted EBITDA is defined as net income plus depreciation and amortization, interest expense, integration, transition, purchase accounting, legal and various other costs associated with acquisitions and divestitures, tradename impairment and certain tax adjustments. This metric and definition is consistent with Adjusted EBITDA used in the Annual Incentive Plan, as described in the Compensation Discussion and Analysis.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	61

Pay Versus Performance
Reconciliation of Summary Compensation Totals and Compensation Actually Paid		2023		2022		2021
		CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs
Summary Compensation Table Total		$5,583,109	$1,348,444	$6,031,517	$1,507,548	$5,148,033	$1,244,311
- Stock and Option Awards(a)		$3,600,031	$592,510	$3,299,970	$565,266	$3,127,475	$507,589
Equity Award Adjustments(b)	+ Year End Fair Value of Equity Awards Granted in the Applicable Year	$4,139,342	$718,300	$3,940,907	$735,436	$3,390,325	$583,912
	+ Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year End	$3,171,807	$365,822	$3,085,508	$315,689	$582,640	$151,858
	+ Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$250,311	$59,972	$148,759	$41,577	$124,187	$39,795
Compensation Actually Paid		$9,544,538	$1,900,028	$9,906,721	$2,034,984	$6,117,711	$1,512,287

(a)
Represents the aggregate grant date fair value of all equity awards reported in the Stock Awards and Stock Option Awards columns in the Summary Compensation Table for the applicable year.

(b)
Represents the sum of the fair value of all equity awards granted during the covered fiscal year, measured at the end of the year plus the change in fair value of unvested awards granted in prior fiscal years, measured at the end of the covered fiscal year (or, for awards that vested in the covered fiscal year, as of the vesting date). The valuation methodology used to calculate fair values is consistent with those used at the time of grant.

Required Tabular Disclosure of Most Important Measures to Determine FY2023 AIP
As described in greater detail in our Compensation Discussion and Analysis (“CD&A”) within the sections titled “Pay for Performance Alignment” and “Annual Incentive Plan”, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The three items listed below represent the most important metrics we used to determine AIP for FY2023.
Most Important
Performance Measures
> Net Sales
> Adjusted EBITDA
> Free Cash Flow
We believe in the importance of delivering significant value to our stockholders and linking executive pay to our performance. We believe that Adjusted EBITDA (which is a metric used for purposes of our Annual Incentive Plan — see additional details regarding adjustments in the section titled “Compensation Discussion and Analysis — Annual Incentive Plan”) represents the most important financial performance measure linking NEO CAP to Company performance because it is indicative of our profitability and impacts our stock price, and accordingly, EBITDA is the “Company-Selected Measure” that is required to be disclosed in accordance with the PvP Rules. We also view Free Cash Flow as an instrumental measure of the Company’s performance as it drives our capital allocation strategy.

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Pay Versus Performance
Relationship Between Compensation and Financial Performance
The table below shows the relationship between the compensation actually paid to the CEO and average non-CEO NEOs relative to net income and adjusted EBITDA for 2023, 2022, and 2021.
Pay vs Net Income and Adjusted EBITDA
The table below shows the relationship between the compensation actually paid to the CEO and average non-CEO NEOs relative to Total Shareholder Return for Prestige and the peer group for 2023, 2022, and 2021.
Pay vs TSR

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Director Compensation in 2023
Director Compensation in 2023
The following table sets forth the cash and equity compensation paid or awarded to our non-employee directors during 2023. The columns regarding option awards and non-equity incentive, pension and deferred compensation plans have been omitted, as the Company does not provide such elements of compensation to our directors for their services.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mr. Byom	120,000	150,000	275,500
Ms. Clark	107,008	150,000	257,008
Mr. Coughlin	110,000	150,000	260,000
Ms. Hopkins	90,000	150,000	240,000
Mr. Ricciardi	90,000	150,000	240,000
Ms. Zier	107,500	150,000	257,500

(1)
Reflects the grant date fair value of the stock awards granted in 2023, determined in accordance with FASB ASC Topic 718. On August 2, 2022, each of Mses. Clark, Hopkins, Zier and Messrs. Byom, Coughlin and Ricciardi received 2,495 restricted stock units, representing $150,000 divided by $60.12 (the closing price of our common stock on the NYSE on August 2, 2022). The restricted stock units, which entitle the grantee to receive one share of common stock for each restricted stock unit, vest one year from the date of the grant and will be settled at each recipient’s prior election either upon vesting or upon the earliest to occur of such director’s death, disability or the cessation of board service for any reason other than death or disability. As of March 31, 2023, Mses. Clark, Hopkins, Zier and Messrs. Byom, Coughlin, Ricciardi held 6,939, 23,532, 9,942, 48,003, 13,218, and 21,803 restricted stock units under the Company’s equity compensation plans, respectively. As of March 31, 2023, none of our directors held any stock options.

For more information regarding the compensation arrangements we have with our directors, please see “Proposal No. 1 — Election of Directors — How are the Company’s directors compensated?” on page 19 of this Proxy Statement.

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Compensation and Talent Management Committee Interlocks and Insider Participation
Compensation and Talent Management Committee Interlocks and Insider Participation
For 2023, John E. Byom, Celeste A. Clark, Natale S. Ricciardi and Dawn M. Zier served as members of the Compensation and Talent Management Committee. During 2023, no member of the Compensation and Talent Management Committee served as an officer or employee of the Company or its subsidiaries, was formerly an officer of the Company or its subsidiaries, or entered into any transactions with the Company or its subsidiaries that would require disclosure under applicable SEC regulations. During 2023, none of our executive officers served as a member of the compensation committee or on the board of directors of another entity, any of whose executive officers served on our Compensation and Talent Management Committee or on our Board of Directors.

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Certain Relationships and Related Transactions
Certain Relationships and Related Transactions
Were there any conflict of interest transactions during 2023?
No person or entity had significant business relationships with us since the beginning of fiscal 2023 that would require disclosure under applicable SEC regulations, and no transactions that would need to be disclosed under SEC regulations are currently planned for 2024.
Has the Board adopted a Related Persons Transaction Policy?
The Company adopted a Related Persons Transaction Policy. A summary of the Related Persons Transaction Policy is set forth below and the full text of the Policy is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com.
Transactions Subject to the Policy. A Related Person Transaction is a transaction in which the Company (which, for purposes of determining whether a transaction qualifies, includes the Company’s subsidiaries) is or will be a Participant (as defined below), involving an amount exceeding $120,000, and in which any Related Person (as defined below) had or will have a direct or indirect material interest. The term “Participant” is broadly defined to include situations in which the Company is not technically a party but has influenced another party to enter into a transaction or provide value to a Related Person. For example, facilitating the use of a Related Person as a supplier to the Company’s contract manufacturer would constitute “participation” by the Company and bring such an arrangement within the scope of the Policy.
The following transactions are exempt from the Policy:
■
Payment of compensation by the Company to a Related Person for service to the Company in the capacity or capacities that give rise to the person’s status as a Related Person, so long as the compensation is publicly disclosed, if such disclosure is required, in the Company’s Annual Report on Form 10-K (or Proxy Statement or information statement incorporated by reference into such Annual Report);

■
Transactions available to all employees or all stockholders of the Company on the same terms and conditions; and

■
Transactions that, when aggregated with the amount of all other transactions between the Related Person and the Company, involve less than $120,000 in a fiscal year.

Definition of Related Person. For purposes of the Policy, a “Related Person” means:
■
Any person who is, or at any time since the beginning of the Company’s most recently completed fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

■
Any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

■
Any Immediate Family Member (as defined in the Policy) of any of the foregoing persons; and

■
Any Affiliate (as defined in the Policy) of any of the foregoing persons or Immediate Family Members.

Notification Procedures. A transaction with a Related Person that is identified in advance is required to be disclosed to the Company’s General Counsel for review. In the event the Company becomes aware of a transaction with a Related Person that was not disclosed to the Company, the General Counsel will review the transaction. If the General Counsel determines that a transaction is a Related Person Transaction subject to the Policy, he will submit such transaction to the Audit and Finance Committee for consideration at its next meeting or, if it is not practicable or desirable to wait until the next meeting, to the Chair of the Audit and Finance Committee for prompt consideration. The Audit and Finance Committee, or the Chair of the Audit and Finance Committee, is authorized to approve those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, and that are consistent with the Company’s Code of Conduct and Ethics and Code of Ethics for Senior Financial Employees, as the Audit and Finance Committee or the Chair of the Audit and Finance Committee determines in good faith. The Audit and Finance Committee or the Chair of the Audit and Finance Committee will consider the relevant facts and circumstances of the Related Person Transaction, including (if applicable) the non-exclusive list of considerations set forth in the Related Persons Transaction Policy. Any ongoing or completed Related Person Transaction that is disapproved by the Audit and Finance Committee or the Chair of the Audit and Finance Committee is subject to corrective action.

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Report of the Audit and Finance Committee
Report of the Audit and Finance Committee
This Audit and Finance Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
What is the Audit and Finance Committee and are its members “independent”?
The Audit and Finance Committee is composed of four directors appointed by the Board of Directors, all of whom are independent from the Company and its management as independence for audit committee members is defined in the NYSE listing standards and Rule 10A-3 under the Exchange Act. The Audit and Finance Committee operates under a written charter adopted by the Board of Directors, which is available at the “Investors” tab on our website at www.prestigeconsumerhealthcare.com and is also available in print to any stockholder or other interested party who makes a written request to the Company’s Corporate Secretary. The primary function of the Audit and Finance Committee is to assist the Board of Directors in its oversight and monitoring of our financial reporting and audit process, our system of internal control, our risk assessment process (including with respect to cyber risk and privacy) and our process for monitoring compliance with laws, regulations and policies. The Audit and Finance Committee also recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm.
Are the members of the Audit and Finance Committee “financially literate”?
The members of the Audit and Finance Committee are financially literate as that qualification is interpreted by the Board of Directors and the NYSE. In addition, the Board has determined that each of Messrs. Byom, Coughlin, and Ms. Zier is and Mr. D’Arecca will be an “audit committee financial expert” as defined by SEC regulations.
What is the relationship between management and the Audit and Finance Committee?
Management has the primary responsibility for establishing and monitoring adequate internal accounting and financial controls, the financial reporting process for preparing financial statements, and compliance with the Company’s legal and ethics programs. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon.
The Audit and Finance Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board of Directors.
What steps did the Audit and Finance Committee take in recommending that our audited financial statements be included in our annual report?
■
The Audit and Finance Committee met and held discussions separately and jointly with each of management and PricewaterhouseCoopers LLP regarding the Company’s audited consolidated financial statements for fiscal 2023, management’s assessment of the effectiveness of the Company’s internal control over financialreporting and PricewaterhouseCoopers LLP’s audit of the effectiveness of the Company’s internal control over financial reporting.

■
Management represented to the Audit and Finance Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit and Finance Committee has reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and PricewaterhouseCoopers LLP. The Audit and Finance Committee discussed with PricewaterhouseCoopers LLP matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, as amended, “Communications with Audit Committees.”

■
The Audit and Finance Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with PricewaterhouseCoopers LLP their independence. The Audit and Finance Committee also considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with maintaining PricewaterhouseCoopers LLP’s independence from the Company. The Audit and Finance Committee concluded that PricewaterhouseCoopers LLP is independent from the Company and its management. PricewaterhouseCoopers LLP has been the Company’s independent registered public accounting firm since at least 1999.

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Report of the Audit and Finance Committee
Based on its review of the Company’s audited financial statements and the discussions noted above, the Audit and Finance Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for fiscal 2023 be included in the Company’s Annual Report on Form 10-K for 2023 for filing with the SEC.
MEMBERS OF THE 2023 AUDIT AND FINANCE COMMITTEE
Christopher J. Coughlin (Chair)
John E. Byom
Sheila A. Hopkins
Dawn M. Zier

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Submission of Stockholder Proposals and Director Nominations
Submission of Stockholder Proposals and Director Nominations
How do I submit a stockholder proposal for inclusion in the Proxy Statement for next year’s Annual Meeting?
To be included in our Proxy Statement for our 2024 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, a proposal must be submitted by an eligible stockholder who complies with SEC Rule 14a-8 and must be received by us at our principal executive offices at 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary, by March 1, 2024 (or, if the 2024 Annual Meeting of Stockholders is called for a date more than 30 days before or after August 1, 2024, within a reasonable time before we begin to print and mail our proxy materials for the 2024 Annual Meeting).
When and how must I submit a notice to introduce a director nomination or other item of business for it to be raised at the 2024 Annual Meeting, but not included in the Company’s Proxy Statement?
Assuming that our 2024 Annual Meeting is not held more than 30 days prior to or delayed by more than 60 days after August 1, 2024, our Amended and Restated Bylaws provide that we must receive written notice of your intention to introduce a director nomination or other item of business at the 2024 Annual Meeting not less than 90 nor more than 120 days prior to August 1, 2024 (or between April 3, 2024 and May 3, 2024). If the 2024 Annual Meeting is held more than 30 days prior to or delayed by more than 60 days after August 1, 2024, our Amended and Restated Bylaws provide that we must receive your notice not earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of  (i) the 90th day prior to such annual meeting or (ii) the 10th day following the date on which public disclosure of such meeting was made. In the event a special stockholders meeting to elect directors is called, our Amended and Restated Bylaws provide that we must receive your notice not later than the close of business on the 10th day following the date on which public disclosure of such meeting was made. If we do not receive notice within the prescribed dates, or you do not meet other requirements specified in our Amended and Restated Bylaws or the SEC’s rules, such matters will not be brought before the meeting. In addition, nominations or proposals not made in accordance with the procedures described in our Amended and Restated Bylaws may be disregarded by the Chairman of the meeting. Any stockholder interested in making such a nomination or proposal should request a copy of our Amended and Restated Bylaws from the Corporate Secretary.
Any written stockholder proposal or nomination for director to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Amended and Restated Bylaws, Delaware law, the NYSE, the Exchange Act (including the information required by Rule 14a-19(b) including a statement that the nominating stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote in the election of directors in support of the nominee), and the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate (with respect to a nomination for director only) qualifies as independent under the NYSE’s and SEC’s rules and possesses the qualifications and experience we expect our directors to have.

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Form 10-K
Form 10-K
We will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, as filed with the SEC, including the financial statements and financial statement schedule thereto. Written requests for copies of our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 should be directed to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary. Our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 can also be downloaded without charge from the “Investors” tab of our website at www.prestigeconsumerhealthcare.com.

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General Information
General Information
What is this document?
This document is the Proxy Statement of Prestige Consumer Healthcare Inc. for the 2023 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, August 1, 2023 at the Company’s offices, 660 White Plains Road, Tarrytown, New York 10591. A proxy card is included.
We have tried to make this document simple and easy to understand. The SEC encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively.
Why am I receiving this document?
You are receiving this document because you were one of our stockholders at the close of business on June 9, 2023, the record date for our 2023 Annual Meeting. We are furnishing this Proxy Statement and the enclosed proxy card to you to solicit your proxy (i.e., your permission) to vote your stock in connection with certain matters at the Annual Meeting.
If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in “street name,” your bank or brokerage firm forwarded these proxy materials, along with a voting instruction card, to you.
What is a proxy?
A proxy is your legal designation of another person, called a “proxy,” to vote the stock you own. The document that designates someone as your proxy is also called a proxy or a proxy card.
Giving us your proxy means that you authorize the proxy holders identified on the enclosed proxy card — Christine Sacco and William C. P’Pool — to vote your shares at the Annual Meeting in the manner you direct.
Who is soliciting my vote?
In this Proxy Statement, the Board of Directors is soliciting your vote for matters being submitted for stockholder approval at the 2023 Annual Meeting.
Will anyone be compensated to solicit my vote?
The cost of proxy solicitation, including the cost of preparing, assembling, printing, mailing and distributing these proxy materials, will be paid by the Company. Our directors, officers and employees will not receive additional compensation for their proxy solicitation efforts, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners of our stock.
Who may attend the Annual Meeting?
Only stockholders, their proxy holders and our invited guests may attend the Annual Meeting. For security reasons, we may require photo identification for admission. If your shares are held in “street name” by a broker, bank or other nominee, please bring a copy of the account statement reflecting your ownership of our common stock as of June 9, 2023, so that we may verify your stockholder status.
What if I have a disability?
If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance. Please send any request for assistance to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary, at least two weeks before the meeting.
What is Prestige Consumer Healthcare and where is it located?
Prestige Consumer Healthcare Inc. is a holding company incorporated under the laws of the State of Delaware that, through its wholly owned subsidiaries, markets and distributes well-recognized, brand name over-the-counter healthcare products throughout

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General Information
the U.S. and Canada, and in certain international markets. Major brands include Monistat®, Nix®, Chloraseptic®, Clear Eyes®, Compound W®, DenTek®, Luden’s®, Dramamine®, BC®, Goody’s®, TheraTears®, Debrox®, Fleet®, Summer’s Eve®, Boudreaux’s Butt Paste®, Hydralyte®, Fess®, as well as Gaviscon® in Canada. Our principal executive offices are located at 660 White Plains Road, Tarrytown, New York 10591. Our telephone number is (800) 831-7105.
Where is our common stock traded?
Our common stock is traded and quoted on the New York Stock Exchange (“NYSE”) under the symbol “PBH.”

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Voting Matters
Voting Matters
PROPOSAL					BOARD’S RECOMMENDATION	SEE PAGE
1	To elect the seven directors nominated by the Board of Directors and named in this Proxy Statement to serve until the 2024 Annual Meeting of Stockholders or until their earlier death, removal or resignation				FOR each director nominee	12
	☐ Ronald M. Lombardi	☐ John E. Byom	☐ Celeste A. Clark	☐ James C. D’Arecca
	☐ Sheila A. Hopkins	☐ Natale S. Ricciardi	☐ Dawn M. Zier
2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Consumer Healthcare Inc. for the fiscal year ending March 31, 2024				FOR	27
3	To vote on a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement				FOR	29
4	To vote to approve the preferred frequency of the advisory vote on compensation of our named executive officers every year, every two years, or every three years				EVERY ONE YEAR	30
Who is entitled to vote?
You may vote if you owned shares of our common stock at the close of business on June 9, 2023. Each share of common stock is entitled to one vote. As of June 9, 2023, there were 49,519,309 shares of our common stock outstanding. A list of our stockholders will be open to the examination of any stockholder, for any purpose relevant to the meeting, at our headquarters during ordinary business hours for a period of 10 days prior to the Annual Meeting and at the Annual Meeting.
May other matters be raised at the Annual Meeting?
We currently are not aware of any business to be acted upon at the Annual Meeting other than the matters described above. Under federal securities laws, Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to the Company by the stockholders. If other business is properly raised and you have returned a signed proxy card with or without voting instructions or have voted by the Internet, your proxies have authority to vote your shares as they think best on such business, including to adjourn the meeting.
How will the meeting be conducted?
The Chairman of the meeting has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman of the meeting is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.
How do I vote?
If you own shares registered directly with the Company’s transfer agent, you may vote by the Internet, or by signing and returning the enclosed proxy card. For more information about how to vote, please see the instructions on your proxy card.
If your shares are held in “street name,” your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares.
In addition to voting by proxy, you may vote in person at the Annual Meeting. Beneficial owners who hold shares in “street name” and who wish to vote in person at the Annual Meeting must bring a power of attorney or legal proxy from their bank, broker or other nominee. However, to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by proxy even if you plan to be present at the Annual Meeting. Even if you vote prior to the Annual Meeting, stockholders are entitled to attend the Annual Meeting. Please see “Who may attend the Annual Meeting?” above for instructions on attending the Annual Meeting.

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Voting Matters
What materials are available on the Internet?
This Proxy Statement, our Annual Report on Form 10-K, our 2023 Annual Report to Stockholders and other financial documents are available free of charge at the “Investors” tab on our corporate website at www.prestigeconsumerhealthcare.com. The Proxy Statement and our Annual Report on Form 10-K also are available free of charge on the SEC’s website at www.sec.gov.
How will my proxy be voted?
If you are a registered stockholder, the individuals named on the proxy card will vote your shares in the manner you indicate on your proxy card. You may vote for all, some or none of the director nominees. You may also abstain from voting. If your proxy card is signed and returned but does not contain specific voting instructions, your shares willbe voted “FOR” the election of the directors named as nominees in this Proxy Statement, “FOR” the ratification of the appointment of our independent registered public accounting firm; “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement, and for the frequency of the approval of the compensation of our named executive officers every “ONE YEAR”. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies on the enclosed proxy card will vote your shares on such matters as they think best in their own discretion.
If your shares are held in “street name,” you have the right to direct your bank or brokerage firm how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non- routine item, your shares will be considered “broker non-votes” on that proposal.
Can I change my vote or revoke my proxy after I vote?
Yes. If you are a registered stockholder, to change your vote or revoke your proxy you must:
■
cast a new vote by the Internet prior to 11:59 p.m., Eastern Daylight Time, on July 31, 2023 or by signing another proxy card with a later date and returning it before the Annual Meeting;

■
provide our Corporate Secretary at or before the Annual Meeting with a written notice of revocation dated later than the date of the latest proxy card you submitted; or

■
attend the Annual Meeting and vote in person. Note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting. “Street name” stockholders should refer to the instructions above under “How do I vote?” to vote at the Annual Meeting.

If you hold your shares in “street name,” the above options for changing your vote or revoking your instructions (other than attending the Annual Meeting and voting in person) do not apply, and you must follow the instructions received from your bank or broker to change your vote or revoke your proxy.
What if I receive more than one copy of these proxy materials?
The receipt of multiple copies of these proxy materials means that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, LLC. 6201 15th Ave., Brooklyn, New York 11219 and they can be reached at (718) 921-8300. In addition, any stockholders who share an address and are receiving multiple copies of our proxy material can request delivery of a single copy of our proxy materials by sending a written request addressed to Prestige Consumer Healthcare Inc., 660 White Plains Road, Tarrytown, New York 10591, Attention: Corporate Secretary.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. A quorum exists when the holders of a majority of the 49,519,309 shares of our common stock outstanding at the close of business on June 9, 2023 and entitled to vote at the Annual Meeting are present in person or by proxy at the Annual Meeting. The shares represented by withhold votes, abstentions and “broker non-votes” regarding proposals in the Proxy Statement will be considered present for quorum purposes.
How many votes are required to approve each proposal in the Proxy Statement?
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Election of Directors. The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of directors. This means that the seven director nominees receiving the greatest number of  “For” votes will be elected. You may

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Voting Matters
vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees. If you withhold your vote as to all or specific nominees, your shares will not be voted with respect to the nominee or nominees indicated.
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Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Abstentions will be counted against this matter.

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Approval of Compensation of our Named Executive Officers. The approval of the non-binding resolution to approve the compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Abstentions will be counted against this matter. If the proposal is not approved by the required majority vote, the Board of Directors and the Compensation and Talent Management Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.

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Choice of Frequency of Vote on Say on Pay. The approval of the non-binding vote to approve the preferred frequency of the advisory vote on compensation of our named executive officers every one year, two years or three years requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal. Abstentions will be counted against each of the frequency options.

What is the effect of not voting?
If you are a stockholder of record and submit a signed proxy without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on each matter. If you are a stockholder of record and you do not sign and return a proxy card or vote by the Internet, your shares will not count toward the quorum requirement or towards any proposal at the Annual Meeting.
If you hold shares in “street name”, then, under NYSE rules and Delaware law:
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Election of Directors. With respect to the election of directors, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. A broker non-vote is not considered a vote cast and, therefore, it will have no effect on the election of directors.

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Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. With respect to ratification of the appointment of our independent registered accounting firm, your broker is entitled to vote your shares on this matter if no instructions are received from you, so there will be no broker non-votes on this proposal.

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Approval of Compensation of our Named Executive Officers. With respect to the advisory vote on the compensation of our named executive officers, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. Broker non-votes will have no effect on the outcome of this matter.

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Choice of Frequency of Vote on Say on Pay. With respect to the advisory vote to approve the preferred frequency of the advisory vote on compensation of our named executive officers every one year, two years or three years, your broker is not entitled to vote your shares on this matter if your broker does not receive instructions from you. Broker non-votes will have no effect on the outcome of this matter.

How many votes do I have, and can I cumulate my votes?
You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

In order to support your Board, please sign, date and mail the enclosed proxy card to vote FOR the election of the seven director nominees nominated by your Board, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, FOR the approval of the compensation of our named executive officers and FOR an advisory vote on compensation of our named executive officers EVERY ONE YEAR,. You may also vote over the Internet using the Internet address on the proxy card. If your shares are held in “street name”, you should follow the instructions on your voting instruction card to provide specific instructions to your bank or broker to vote as described above.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	75

Forward-Looking Statements
Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws. “Forward- looking statements” generally can be identified by the use of forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. These statements are based on management’s estimates and assumptions with respect tofuture events and are believed to be reasonable, although they are inherently uncertain and difficult to predict. Actual results could differ materially from those expressed in the forward-looking statements as a result of a variety of factors. A discussion of factors that could cause results to vary is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 and other periodic reports filed with the SEC.
By Order of the Board of Directors
William C. P’Pool
Senior Vice President, General Counsel & Corporate Secretary
June 29, 2023

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	76

APPENDIX A
About Non-GAAP Financial Measures
We are presenting Non-GAAP Organic Revenue as we consider success in this metric as a part of our long term value creation strategy and Adjusted EBITDA because it is a metric included in our Annual Cash Incentive Plan (“AIP”) against which our performance is measured. We define Non-GAAP AIP Adjusted EBITDA as GAAP net income, plus interest expense, provision for taxes, and depreciation and amortization, with additional adjustments for integration, transition, purchase accounting, legal and various other costs associated with acquisitions, divestitures and business transitions, tradename impairment and tax adjustment associated with acquisitions and loss on disposal of assets and extinguishment of debt.
We define Non-GAAP Adjusted Net Income as GAAP Net Income (Loss) before certain integration, transition, acquisition and divestiture-related costs, goodwill and tradename impairment, gain on divestiture, accelerated amortization of debt origination costs, loss on extinguishment of debt, applicable tax impact associated with these items and normalized tax rate adjustment. Reported GAAP is calculated using diluted shares outstanding which were 50,384 for the year ended March 31, 2023.
As was considered by the Compensation and Talent Management Committee (the “Committee”) in determining the May 2020 Performance Grant Payout, Non-GAAP Adjusted Total Net Sales is defined as GAAP Total Revenues less the estimated favorable impact on fiscal 2022 and 2023 results from the Akorn Consumer Health products business acquired during fiscal 2022., and 2) to carry forward from 2021, the Committee’s decision to remove the estimated unfavorable impact to fiscal year 2021 results related to COVID-19, both of which are part of the cumulative three fiscal years started April 1, 2021 and ended March 31, 2023. We defined Non-GAAP Adjusted EBITDA used for our May 2020 Performance Grant Payout as Non-GAAP Adjusted EBITDA (as defined above) plus the adjustments stated above and relating to certain non-recurring events for the cumulative three fiscal years started April 1, 2021 and ended March 31, 2023.
The following tables set forth the reconciliation of Organic Revenue, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Free Cash Flow, and Adjusted Free Cash Flow, which are non-GAAP financial measures, to GAAP net income and our most directly comparable GAAP financial measure. The tables also reconcile Non-GAAP Adjusted Total Net Sales to GAAP Total Revenues and Non-GAAP Adjusted EBITDA to GAAP Net Income used for our May 2020 Performance Grant Payout.
ORGANIC REVENUE CHANGE
(dollar values in thousands, except per share data)	Year Ended March 31,		Year Ended March 31,
	2023	2022	2023	2020
GAAP Total Revenues	$1,127,725	$1,086,812	$1,127,725	$963,010
Revenue Change	3.8%		17.1%
Adjustments
Revenues associated with acquisition	(12,624)	0.00	(58,798)	—
Impact of foreign currency exchange rates	0	(9372.00)	—	(245)
Total adjustments	(12,624)	(9,372)	(58,798)	(245)
Non-GAAP Organic Revenues	1,115,101	1,077,440	1,068,927	962,765
Non-GAAP Organic Revenue Change	3.5%
Non-GAAP Organic Revenue CAGR			3.5%

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	A-1

APPENDIX A
ADJUSTED EBITDA
(dollar values in thousands)	2022	2023
GAAP Net Income (Loss)	$164,682	$(82,306)
Interest Expense, net	82,328	69,164
Provision (benefit) for income taxes	39,431	(11,609)
Depreciation and amortization	30,164	32,625
Non- GAAP EBITDA	358,837	7,874
Inventory step up	1,567	—
Integration, transition, legal fees and other costs associated with acquisitions, divestitures and warehouse transitions	5,127	—
Goodwill and Tradename impairment	—	370,217
Loss on extinguishment of debt	2,122	—
Adjustments to EBITDA	8,816	370,217
Non- GAAP Adjusted AIP EBITDA	$367,653	$378,091
ADJUSTED NET INCOME
(dollar values in thousands, except per share data)	2022		2023
	Net Income	EPS	Net Income	EPS
GAAP Net Income (Loss)	$205,381	$4.04	($82,306)	($1.63)
Adjustments
Integration, Transition, and other costs associated with divestitures and warehouse transition	6,694	0.13	—	—
Loss on extinguishment of debt	2,122	0.04	—	—
Tax impact on adjustments	(2,134)	(0.04)	(2,134)	(0.04)
Goodwill and Tradename Impairment			370,217	7.35
Tax impact of adjustments			(88,852)	(1.76)
Normalized tax rate adjustment	(5,753)	(0.11)	12,915	0.26
Total adjustments	929	0.02	294,280	5.85
Non- GAAP Adjusted Net Income and Non- GAAP Adjusted EPS	$206,310	$4.06	$211,974	$4.21
Note: Amounts may not add due to rounding.

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	A-2

APPENDIX A
NON-GAAP ADJUSTED FREE CASH FLOW
	Year Ended March 31,
(In Thousands)	2022	2023
GAAP Net Income	$205,381	$(82,306)
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	65,487	365,877
Changes in operating assets and liabilities as shown in the Statement of Cash Flows	(10,946)	(53,855)
Total adjustments	54,541	312,022
GAAP Net cash provided by operating activities	259,922	229,716
Purchase of property and equipment	(9,642)	(7,784)
Non-GAAP Free Cash Flow	250,280	221,932
Transition and other payments associated with new warehouse	3,465	—
Non-GAAP Adjusted Free Cash Flow	$253,745	$221,932
MAY 2020 PERFORMANCE SHARE GRANT ADJUSTED NET SALES AND EBITDA
(dollar values in millions)	FY 2021 to 2023 Total
GAAP Total Revenues	$3,157.9
Akorn Consumer Health revenues	(100.8)
Adjusted Total Net Sales used for May 2020 Performance Share Grant Payout	$3,057.1
GAAP Net Income	$287.8
Interest expense, net	215.8
Provision for income taxes	84.9
Depreciation & amortization	94.9
Non-GAAP EBITDA	$683.3
Inventory step-up charges associated with acquisition in Cost of Sales	1.6
Costs associated with acquisition in General and Administrative Expense	5.1
Goodwill and tradename impairment	372.6
Loss on extinguishment of debt and disposal of assets	14.4
Akorn Consumer Health EBITDA	(29.8)
Adjustments to EBITDA	364.0
Non-GAAP Adjusted EBITDA used for May 2020 Performance Share Grant Payout	$1,047.3

Prestige Consumer Healthcare Inc. 2023 Proxy Statement	A-3

ANNUAL MEETING OF STOCKHOLDERS OFPRESTIGE CONSUMER HEALTHCARE INC.August 1, 2023Important Notice Regarding the Availability of Proxy Materialsfor the Stockholders Meeting to be held on August 1, 2023:The Proxy Statement, Proxy Card and the 2023 Annual Report to Stockholdersare available at the Investors tab of www.prestigeconsumerhealthcare.comPlease sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS,"FOR" PROPOSALS 2 AND 3 AND FOR EVERY "ONE YEAR" ON PROPOSAL 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xPlease detach along perforated line and mail in the envelope provided.20730304000000000000 1 080123GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.astfinancial.com to enjoy online access.1. To elect seven directors to serve until the 2024 Annual Meeting of Stockholders.O Ronald M. LombardiO John E. ByomO Celeste A. ClarkO James C. D’AreccaO Sheila A. HopkinsO Natale S. RicciardiO Dawn M. Zier2. To ratify the appointment of PricewaterhouseCoopers LLP as theindependent registered public accounting firm of Prestige ConsumerHealthcare Inc. for the fiscal year ending March 31, 2024.3. Say on Pay - An advisory vote on the resolution to approve the compensationof Prestige Consumer Healthcare Inc.’s named executive officers.4. Frequency of Say on Pay Vote - An advisory vote to set the preferredfrequency of the “Say on Pay” Vote for the compensation of PrestigeConsumer Healthcare Inc.’s named executive officers.5. To transact such other business as may properly come before the Annual Meeting and anypostponement or adjournment thereof.This proxy, when properly executed, will be voted in the manner directed by theundersigned stockholder. If no direction is made, this proxy will be voted FOR allnominees in Proposal 1, FOR Proposals 2 and 3 and EVERY ONE YEAR on Proposal 4. Intheir discretion, the proxies are authorized to vote upon such other business as mayproperly come before the Annual Meeting or any postponement or adjournment thereof.FOR AGAINST ABSTAINFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)NOMINEES:EVERYTWOYEARSEVERYTHREEYEARS ABSTAINEVERYONEYEARFOR AGAINST ABSTAIN

0------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ----------------14475PRESTIGE CONSUMER HEALTHCARE INC.660 WHITE PLAINS ROADTARRYTOWN, NY 10591This proxy is solicited on Behalf of the Board of Directors for the AnnualMeeting of Stockholders on August 1, 2023 at 10:00 a.m. (Eastern Daylight Time).The undersigned hereby appoints William P’Pool and Christine Sacco, and each ofthem, lawful agents and proxies with full power of substitution, to represent and to vote asdesignated below, all shares of common stock of PRESTIGE CONSUMER HEALTHCAREINC. held by the undersigned at the close of business on June 9, 2023, at the AnnualMeeting of Stockholders to be held on August 1, 2023 at 10:00 a.m. (Eastern Daylight Time)at 660 White Plains Road, Tarrytown, NY 10591, and at any postponement or adjournmentthereof, on all matters coming before said meeting.To attend the Annual Meeting and vote in person, please see “Who may attend theAnnual Meeting?” and “How do I vote?” in the Proxy Statement. WHETHER OR NOTYOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THIS PROXYCARD ON THE REVERSE SIDE AND PROMPTLY RETURN THIS PROXY CARD IN THEENCLOSED ENVELOPE, OR VOTE VIA THE INTERNET.(Continued and to be signed on the reverse side.)1.1

Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:JOHN SMITH1234 MAIN STREETAPT. 203NEW YORK, NY 10038INTERNET - Access “www.voteproxy.com” and follow the on-screeninstructions or scan the QR code with your smartphone. Have yourproxy card available when you access the web page.Vote online until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelopeprovided as soon as possible.IN PERSON - You may vote your shares in person by attendingthe Annual Meeting.GO GREEN - e-Consent makes it easy to go paperless. Withe-Consent, you can quickly access your proxy material, statementsand other eligible documents online, while reducing costs, clutterand paper waste. Enroll today via www.astfinancial.com to enjoyonline access.PROXY VOTING INSTRUCTIONSPlease detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS,"FOR" PROPOSALS 2 AND 3 AND FOR EVERY "ONE YEAR" ON PROPOSAL 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x20730304000000000000 1 080123COMPANY NUMBERACCOUNT NUMBERImportant Notice Regarding the Availability of Proxy Materialsfor the Stockholders Meeting to be held on August 1, 2023:The Proxy Statement, Proxy Card and the 2023 Annual Report to Stockholdersare available at the Investors tab of www.prestigeconsumerhealthcare.comANNUAL MEETING OF STOCKHOLDERS OFPRESTIGE CONSUMER HEALTHCARE INC.August 1, 20231. To elect seven directors to serve until the 2024 Annual Meeting of Stockholders.O Ronald M. LombardiO John E. ByomO Celeste A. ClarkO James C. D’AreccaO Sheila A. HopkinsO Natale S. RicciardiO Dawn M. ZierFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)NOMINEES:2. To ratify the appointment of PricewaterhouseCoopers LLP as theindependent registered public accounting firm of Prestige ConsumerHealthcare Inc. for the fiscal year ending March 31, 2024.3. Say on Pay - An advisory vote on the resolution to approve the compensationof Prestige Consumer Healthcare Inc.’s named executive officers.4. Frequency of Say on Pay Vote - An advisory vote to set the preferredfrequency of the “Say on Pay” Vote for the compensation of PrestigeConsumer Healthcare Inc.’s named executive officers.5. To transact such other business as may properly come before the Annual Meeting and anypostponement or adjournment thereof.This proxy, when properly executed, will be voted in the manner directed by theundersigned stockholder. If no direction is made, this proxy will be voted FOR allnominees in Proposal 1, FOR Proposals 2 and 3 and EVERY ONE YEAR on Proposal 4. Intheir discretion, the proxies are authorized to vote upon such other business as mayproperly come before the Annual Meeting or any postponement or adjournment thereof.FOR AGAINST ABSTAINEVERYTWOYEARSEVERYTHREEYEARS ABSTAINEVERYONEYEARFOR AGAINST ABSTAIN